Exhibit 99.B(p)(46)

SCHAFER CULLEN CAPITAL MANAGEMENT, INC. (SCCM)

CULLEN CAPITAL MANAGEMENT, LLC (CCM)

INVESTMENT ADVISER

COMPLIANCE POLICIES AND PROCEDURES MANUAL

September 14, 2020

These procedures relate to the operations of Schafer Cullen Capital Management, Inc. (SCCM), an investment adviser registered as such under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) as well as Cullen Capital Management, LLC (CCM), an investment adviser registered under the Advisers Act (hereinafter referred to collectively as the “Adviser”).

COMPLIANCE AND PROCEDURES MANUAL

VIII.	BROKERAGE ARRANGEMENTS		14

	A.	Best Price and Execution	14

	B.	“Soft Dollars”	14

	C.	Securities Allocations	15

	D.	“Principal” and “Cross Trades”	16

	E.	Trade Error Correction	17

	F.	Limitations on Concentrated Positions	18

	G.	Directed Brokerage Policy	19

IX.	PROCEDURES FOR VOTING PROXIES		20

X.	PERIODIC REPORTING		20

	A.	Schedule 13D	20

	B.	Schedule 13G	21

	C.	Schedule 13F	21

	D.	Form SH (Expired August 1, 2009)	21

	E.	Form 13H	22

	F.	Section 16	22

	G.	Hart-Scott-Rodino Act	23

XI.	RECORD KEEPING		24

	A.	Preservation and Safekeeping of Records	24

	B.	Matters Relating to Cybersecurity	24

	C.	Books and Records Relating to Adviser	25

	D.	Records Relating to Clients	27

	E.	Retention Periods	28

	F.	Review, Retention and Production of Electronic Communications	29

	G.	Periodic Review of Records	29

XII.	INCENTIVE COMPENSATION		30

XIII.	POLICIES AND PROCEDURES DESIGNED TO DETECT AND PREVENT INSIDER TRADING		30

XIV.	USE OF “EXPERT NETWORKS” AND CONSULTANTS		31

XV.	DISTRIBUTION OF COMPLIANCE POLICIES AND PROCEDURES MANUAL		31

XVI.	CONTINUING EDUCATION		32

XVII.	CHIEF COMPLIANCE OFFICER		32

XVIII.	PERIODIC AND ANNUAL REVIEW OF COMPLIANCE PROGRAM		33

XIX.	CUSTODY OF CLIENT ASSETS		33

XX.	“NEW ISSUES” RULE	35

XXI.	PAY TO PLAY	35

XXII.	REDUCTIONS OR WAIVERS OF FEES, OR MINIMUM INVESTMENT	41

XXIII.	ALLOCATION OF FEES AND EXPENSES	41

XXIV.	ANTI-MONEY LAUNDERING and identity theft (Red flags)	42

XXV.	IDENTITY THEFT PREVENTION PROGRAM	43

XXVI.	RUMORS;AND MANIPULATIVE TRADING PRACTICES	45

XXVII.	FOREIGN CORRUPT PRACTICES ACT	46

	APPENDIX A Privacy Policy	A-1

	APPENDIX B Best Execution Policy	B-1

	APPENDIX C Trade Allocation Procedures	C-1

	APPENDIX D Trading Errors Policy	D-1

	APPENDIX E Proxy Voting Policies	E-1

	APPENDIX F Electronic Communications Policy And Supervisory Procedures	F-1

	APPENDIX G Policies and Procedures Designed to Detect And Prevent Insider Trading	G-1

	APPENDIX H Supplementary Trading and Portfolio Management Policies and Procedures	H-1

	Order Creation Procedures	H - 1

	Trading Processes for SCCM	H - 3

	Trade Rotation Policy and Procedure	H - 5

	Trade Away Procedures for SMAs	H - 6

	DTC Process	H - 7

	Pricing Procedures	H - 11

	APPENDIX I Written Information Security Policy	I-1

	APPENDIX J Procedures for Use of Research Consultants	J-1

	APPENDIX K Employee Background Check Policy	K-1

I. OVERVIEW

A. General

Registered Status	Schafer Cullen Capital Management Inc. & Cullen Capital Management LLC (hereinafter referred to collectively as the “Adviser”) are registered with the Securities and Exchange Commission (the “SEC”) as investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

Adviser’s Services	Adviser provides investment management services pursuant to investment management agreements under which Adviser is granted discretion to trade the client’s account without obtaining the client’s consent to each particular transaction (subject to the investment policies and restrictions, if any, imposed by the client in the investment management agreement). In addition, the Adviser operates under basic policies and principles applicable to the conduct of Adviser’s investment advisory business. These policies and principles are based on general concepts of fiduciary duty, the specific requirements, rules and regulations of the Advisers Act, and the internal policies of Adviser. The Adviser provides investment advisory services primarily to high net worth individuals, institutions, retirement plans, privately offered funds (each, a “Private Fund”) and open-end mutual funds (collectively, “Clients”). Investors in Private Funds offered by Adviser are referred to herein as “Fund investors.” The Adviser also provides digital advisory services directly to retail clients leveraging portfolio software provided by a third-party clearing firm.

General Fiduciary and Disclosure Obligations	In providing investment advisory services, Adviser must discharge its duties solely in the best interests of its Clients. In particular, Adviser has a duty to disclose all material facts to Clients (which term, as applicable to disclosure obligations, includes, as pertinent, Fund investors) with respect to the management of their accounts, especially in situations where Adviser’s interests may conflict with those of its Clients. In addition, as described herein, certain practices that involve Adviser in conflicts of interests are impermissible, even if fully disclosed.

B. Establishing Investment Objectives and Risk Parameters for Accounts

Investment Objectives	With respect to individual accounts managed by Adviser, the portfolio manager generally works with owners of such accounts in establishing performance objectives, risk tolerance, and the markets to be traded for such accounts. Written records, as incorporated into the investment advisory agreement, of the portfolio manager’s determinations in this regard are maintained by persons subject to supervision by the portfolio manager.

With respect to certain accounts managed by the Adviser on a sub-advisory basis or “wrap” platform, the determination of suitability will be made by the unrelated registered investment adviser (“RIA”) or broker. The unrelated RIA or broker will provide assurances to the Adviser, as required by the sub-advisory agreement or contract, regarding the suitability of the underlying client.

With respect to certain accounts managed by the Adviser through the digital advisory platform, a client’s financial situation, investment objectives, risk tolerance, and investment restrictions, if any, will be assessed through the completion of an onboarding questionnaire at the outset of the relationship. The client will be prompted to periodically update or confirm responses on his or her questionnaire on periodic basis, but no less than annually. The Adviser will recommend a portfolio based on responses to the questionnaire.

The Adviser will review periodically, but no less than annually, the appropriateness of the questions in the client questionnaire for classifying the risk tolerance of clients and determining the recommended model portfolio.

C. Recommendations

No investment may be made on behalf of any Client account by Adviser without reasonable grounds to believe that the recommendation or transaction is suitable for the Client (as discussed in Section II.C) and consistent with the objectives of such Client. Adviser will regularly review all Client accounts to ensure that such accounts are operating within such established guidelines.

For the digital advisory program, the Adviser has contracted with a third-party clearing firm as sub-adviser to perform certain trading, model allocation, and operational functions for the Adviser’s Clients. The Adviser oversees the services received from third-party clearing firm, including monitoring of the algorithms used to set risk scores, determine recommended portfolios for Clients, and trigger trading activities.

Client accounts are regularly monitored by the third-party clearing firm’s software to ensure they are managed in line with the recommended portfolio. The third-party clearing firm has the responsibility of implementing the portfolio and rebalancing as necessary, in line with parameters set by the Adviser. The portfolio manager/investment committee/Adviser reviews the performance and appropriateness of the investment models used for client accounts as well as the appropriateness of the parameters that drive rebalancing and trading performed by the third-party clearing firm.

No marketing personnel, portfolio manager or other personnel of Adviser (which for purposes of this Manual includes personnel of any parent or affiliate entity) may guarantee a certain specific investment result (such as that there will be gain or no loss).

D. Ongoing Monitoring of Client Accounts

Review Accounts	Having accepted a Client, Adviser must monitor the performance of such Client's account on a regular basis in order to determine whether the objectives of such account are, in fact, being met. Adviser’s duty of care as a fiduciary requires careful ongoing review of all accounts entrusted to its management. Adviser shall maintain written records of its periodic and other reviews of Client accounts.

E. Ongoing Disclosures to Clients

Keep Clients Informed	Adviser has a duty to keep Clients reasonably informed with respect to all material matters relating to Adviser, the Client account or (in the case of Fund investors) the Fund in which they are invested. It is imperative that Adviser keep all Clients informed of the performance of their accounts as well as of any material actions taken by Adviser with respect thereto. Clients utilizing the Adviser’s digital platform shall be informed of the performance of their account in real time utilizing the Client dashboard. Adviser must disclose to Clients any material disciplinary and legal event and any inability on the part of Adviser to meet contractual commitments to its Clients, either through disclosure in Form ADV Part 2A or another means.

F. Changes in Business Terms

Changes to Terms of Account	Once a Client has opened an account, Adviser may not make any changes in the business terms of such account which changes are not fully disclosed in advance to the Client.

G. Communications with the Clients Concerning Accounts

Adviser personnel must, in their ongoing monitoring of Client accounts and communications with Adviser Clients, keep carefully in mind that with respect to the various strategies to which Adviser Clients allocate assets, past performance is not necessarily indicative of future results. Care must be taken to ensure that no statements are made from which a Client could reasonably conclude that “in time” the account is likely to achieve its objectives. No account is any more likely to do so in the future than it was at the time of inception.

H. Contacts with Regulators Restricted

No Adviser personnel may directly contact any regulator (or self-regulator) regarding Adviser’s business activities without the prior approval of the Chief Compliance Officer, as identified in Section XVII (including for purposes of this Manual any person designated by him or her).

In accordance with the “Whistle Blower” policy detailed in Section XV, this restriction shall not impede any employee from contacting a regulator and no employee will be penalized in any respect for reporting a violation or suspected violation, even if no violation has in fact occurred.

I. Persons to Contact with Questions and Issues

In the event that any Adviser personnel has reason to believe that there may be a compliance or legal issue that needs resolution, such person should bring the issue to the attention of the Chief Compliance Officer.

Outside counsel should never be consulted without first checking with the Chief Compliance Officer.

II. FILINGS AND CLIENT DOCUMENTATION

A. SEC Filings

Adviser is required by Rule 204-1 under the Advisers Act to keep its Form ADV current by:

ADV Annual Updates and Amendments	(1)	Filing prompt amendments to the Form ADV if:

•	information contained in the form in response to Items 1, 3, 9 (except 9.A.(2), 9.B.(2), 9.E., and 9.F), or 11 of Part 1A becomes inaccurate in any way,

•	information provided in response to Items 4, 8, or 10 or Part 1A or Item 2.G of Part 1B becomes materially inaccurate; or

•	information provided in Part 2A becomes materially inaccurate in any material manner, and

(2)	Filing amendments relating to other changes in the responses contained in the form annually by March 31.

Contact for Updates	All personnel of Adviser will receive, no less frequently than once each calendar year, a copy (electronic or paper) of Adviser’s Form ADV and will be required to certify that they have read it and are not aware of any changes which should be made in it.

If you believe any change to the information disclosed in Adviser’s Form ADV (which contains a general description of adviser’s principal procedures and trading policies) may be required, please contact the Chief Compliance Officer. The Chief Compliance Officer will review Adviser’s Form ADV periodically to ensure that no necessary or appropriate changes have been overlooked. Particular attention must be paid to disclosures relating to potential conflicts of interest applicable to Adviser’s personnel and Adviser’s Clients, e.g., “soft dollars,” personal trading policies, trade allocations among Client accounts and procedures designed to detect and prevent the use of inside information.

B. Client Agreements

Adviser may not enter into an investment management / advisory agreement with any Client, except pursuant to a form of investment management / advisory agreement approved from time to time for use by the Adviser by the Chief Compliance Officer. Among other things, the forms of investment management / advisory agreements used by Adviser must comply with the applicable provisions of Section 205 of the Advisers Act and Rule 205-3 thereunder.

C. Suitability

Suitability	Adviser will not make any investment on behalf of a Client unless Adviser reasonably believes that making such investment is suitable for the Client. The basis for suitability will be information furnished by the Client concerning their investment objectives, financial situation, needs and any other information known to Adviser.

Each Client will be required to satisfy Adviser that Client meets requisite suitability standards prior to Adviser making investments on behalf of such Client. Each Client is also required to inform Adviser of any changes in Client’s financial condition that might result in prior representations no longer being accurate.

Notwithstanding representations and warranties received from a Client, if Adviser personnel have reason to believe (without any duty of independent inquiry) that an investment may be unsuitable for a Client, such personnel should inform the Chief Compliance Officer so that he can ensure that Adviser will not accept such investment.

With respect to the digital platform, the Adviser provides investment advice for its digital advisory Clients based primarily, if not solely on Client responses to the online questionnaires; however, Clients have the ability to speak with an IAR regarding his or her responses to such questions to determine the appropriate selections. It is important to determine whether questionnaires provided to Clients are appropriately designed to elicit sufficient information to support the Adviser’s suitability obligation. The Adviser’s portfolio manager considers the following factors:

•	Whether the questions elicit sufficient information to allow PAS to conclude that its initial recommendations and ongoing investment advice are suitable and appropriate for that Client based on his or her financial situation and investment objectives;

•	Whether the questions in the questionnaire are sufficiently clear and/or whether the questionnaire is designed to provide additional clarification or examples to Clients when necessary; and

	•	Whether steps have been taken to address inconsistent Client responses.

Suitability Limitation on Size of Investments		Adviser restricts the size of Client investments to those which are suitable for the Client (in the amount proposed to be invested).

D. Client Documentation

Entity Accounts Must Demonstrate Authority	Investment management / advisory agreements with certain types of entities require particular scrutiny and caution. For example, the Chief Compliance Officer must approve any investment management / advisory agreement with an ERISA Plan. In doing so, the Chief Compliance Officer will ensure that any such ERISA Plan understands that Adviser’s strategies may involve varying degrees of risk, and, consequently, may not necessarily be suitable for such ERISA Plan.

Authorized ERISA Signatory	Only a “named fiduciary” with respect to an ERISA Plan may enter into an investment management / advisory agreement on behalf of the Plan. The named fiduciary must either be identified in the documents governing the Plan, or appointed by the Plan sponsor pursuant to a procedure specified in the Plan documents.

With respect to certain accounts managed by the Adviser on a sub-advisory basis or “wrap” platform, documentary evidence of the ERISA plan will be reviewed and maintained by the unrelated registered investment adviser or broker. The unrelated RIA or broker will make or provide assurances to the Adviser, as required by the sub-advisory agreement or contract with the Adviser, regarding the authority of the underlying client.

Periodic Documentation Reviews	From time to time, there will be a review of Client files by the Chief Compliance Officer to ensure that executed investment management / advisory agreements and any other necessary documents and information have been provided to Adviser.

E. Delivery of Certain Documents to Clients

Delivery of ADV Part 2A Brochure

In accordance with Rule 204-3 under the Advisers Act, Adviser must deliver its Form ADV Part 2A brochure to each prospective Client on or before the date the advisory contract is signed. This requirement applies to both foreign and domestic Clients. However, Adviser is not required to deliver its brochure to a Client that is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) (“RIC”).

Rule 204-3 under the Advisers Act also requires that Adviser, no less frequently than annually, deliver to each client (other than a Client that is a RIC) without charge, either (i) its updated Form ADV Part 2A (including a summary of material changes to the Part 2A, if any), or (ii) a summary of material changes, if any, accompanied by an offer to provide the updated Form ADV Part 2A upon the client’s written request (in which case Form ADV Part 2A must be delivered to the client within seven days of Adviser’s receipt of the client’s written request). Adviser will deliver Form ADV Part 2A brochure or transmit such offer annually.

Delivery of ADV Part 2B Brochure Supplement	Each Part 2A brochure delivered to a new Client must be accompanied by one or more Part 2B brochure supplements. However, Adviser must redeliver an updated Part 2B brochure supplement to existing Clients only when there is new disclosure of a disciplinary event or a material change to disciplinary information already disclosed. As with the Part 2A brochure, Adviser must amend a brochure supplement promptly if information in it becomes materially inaccurate.

Privacy Policies General Data Protection Regulation (GDPR)	Pursuant to SEC Regulation S-P, Adviser must provide customers with an initial privacy notice not later than the establishment of the customer relationship and if any changes have been made to Adviser’s privacy policy. The SEC’s privacy rules, however, only require Adviser to deliver its privacy policies to those prospective customers and customers that are individuals.

and California Consumer Privacy Act	Pursuant to Regulation (EU) 2016/679 (General Data Protection Regulation) Adviser’s privacy policies must be sent to each prospective Client or Fund investor who is an individual at the time of solicitation and are required to be sent to each Client or Fund investor who is an individual on an annual basis each year thereafter.

Adviser’s Privacy Policy is attached to this Manual as Appendix A.

Proxy Voting Policy	Pursuant to Rule 206(4)-6, the Adviser shall disclose to Clients how they may obtain information regarding how the Adviser voted with respect to their securities; and describe the Adviser’s proxy voting policies and procedures. Upon request, the Adviser must furnish a copy of the policies and procedures to the requesting Client (Appendix E).

III. STATE REGISTRATION REQUIREMENTS

No State Registrations Adviser Personnel May Not Solicit Clients Without the Prior Authorization of the Chief Compliance Officer

Because Adviser is registered as an investment adviser at the federal level, state investment adviser registration requirements are preempted.

Adviser may be required to submit “notice filings” as an investment adviser in those states where it conducts its investment management / advisory business. Adviser has submitted notice filings to all states requiring such filings.

IV. PERSONAL CONDUCT OF PERSONNEL

A. Internal Policies for Personnel

Adviser has implemented certain internal policies for its personnel that are designed to:

Protect the confidential and proprietary nature of information related to Adviser’s Clients and business relationships that personnel may come to know as a consequence of their employment with Adviser;

Protect the reputation and business standing of Adviser in the industry and the communities in which it conducts its business; and

Protect the intellectual property of Adviser such as, but not limited to, its investment strategies and risk management methodologies, customer and prospective customer lists, trading positions, information technology systems, business processes, and relationships with dealers and the investment community.

B. Code of Ethics with Respect to Personal Trading and Policies and Procedures Designed to Detect and Prevent Insider Trading

The personal securities trading of all Adviser personnel is subject to both:

•	The Code of Ethics with respect to personal trading (the “Code of Ethics”) and

•	The Policies and Procedures Designed to Detect and Prevent Insider Trading (the “Insider Trading Guidelines”).

The Code of Ethics and the Insider Trading Guidelines are designed to ensure that no Adviser Client is disadvantaged in any respect by the transactions executed by any Adviser personnel. Accordingly, the Code of Ethics and the Insider Trading Guidelines prohibit certain types of transactions and require that all relevant personnel of Adviser report every securities transaction in which they, their families and trusts of which they are trustees or in which they have a beneficial interest have participated.

V. PROMOTIONAL MATERIAL

A. In General

For the purposes of this section the term advertisement, marketing or promotional material shall include any notice, circular, letter or other written communication addressed to more than one person, including Requests for Proposals (“RFPs”), or any notice or other announcement in any publication or by radio or television, which offers:

1. any analysis, report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or

2. any graph, chart, formula, or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or

3. any other investment advisory service with regard to securities.

No False or Misleading Promotional Materials	Adviser is prohibited from using any advertisement or marketing material that is in any respect false or misleading. Statements will be considered against a standard of fair and accurate disclosure, owed to Clients by the fiduciary nature of Adviser’s relationship. References to specific securities should be accompanied by an appropriate disclosure. Whether an advertisement or marketing material is misleading depends on all the relevant facts and circumstances, including the level of sophistication of the prospective client or Fund investor. The Adviser generally solicits only highly sophisticated, high net worth individuals and institutions. Retail investors, who would not be considered “high net worth individuals” may be solicited through the Adviser’s digital advisory offering. However, regardless of the level of sophistication of a prospective client, certain information, as noted below, is prohibited in the Adviser’s promotional material:

(i) No Guarantees Against Losses. No Adviser personnel may guarantee a general or specific investment result (such as by indicating there will be a gain or no loss or that a gain or loss will equal a particular amount) to any Client or Fund investor.

(ii)            No Suggestion of Quick Profits. All advertising must adopt a balanced approach indicating the risk of loss to offset references to profit potential; the need for a long-term commitment and a price discipline must be emphasized as opposed to representations suggesting the possibility of quick profits. Each statement regarding profit potential must be balanced by a statement of risk.

(iii)           No Testimonials. The use of testimonials of any kind concerning Adviser, or any advice, analysis, report or other service rendered by Adviser, is prohibited. The term “testimonial” is very broadly construed and, in certain cases, even presenting a prospective client with a list of Adviser’s current Clients as a reference may constitute a “testimonial.” Accordingly, any advertising or marketing materials that refer to any current advisory client, or that contain any statement by any current advisory client about any matter, may not be used without the prior consent of the Chief Compliance Officer.

(iv)          No Hypothetical, Extracted Records or Past Specific Recommendations. No hypothetical, extracted performance or past specific recommendation (except if such extracted information indicates securities profits and losses only, as opposed to rates of return) may be used without prior approval of the Chief Compliance Officer.

(v)           No Projections. Predictions or projections of future performance are prohibited.

(vi)          No Use of the Term “Investment Counsel”. The use of the term “investment counsel” in reference to Adviser is illegal. Adviser may refer to the fact of its SEC registration as an “investment adviser” but not in any context which implies in any respect that the SEC has approved or recommended Adviser.

Current Performance Data Requirement	All Adviser performance information included in any advertising material must be as current as practicable.

Use of Composites	Presentations of Adviser performance, generally, must be based on composite information. The composite return is the asset-weighted average of the performance results of all the portfolios in the composite. The use of a representative or individual account in certain marketing material may be considered misleading and may fall under the guidance regarding testimonials. Non-composite based performance presentations may only be utilized with the prior consent of the CCO.

Limited Use of Gross Performance

Gross performance is permitted in one-on-one presentations only (SEC No-Action Letter to the Investment Company Institute) provided that the presentation:

(i)       Discloses that the performance does not reflect the deduction of advisory fee and any other fees described in Part 2 of Form ADV;

(ii) Discloses that had fees been deducted, performance would be reduced; and

(iii) Provides a representative example of the impact of fees on the compounded performance noted in the one-on-one presentation.

GIPS References	Adviser shall not refer to its performance records as having been prepared or presented in compliance with the Global Investment Performance Standards (“GIPS”) of the CFA Institute (“CFAI”) unless the Adviser has supporting documentation.

B. Review Procedures

Prior Review of All Promotional Material	All proposed advertising and marketing materials must be reviewed by the Chief Compliance Officer prior to use. It is the responsibility of the person drafting the materials to make clear how the materials are to be given to Clients. In each case, such person must assure that the material contains all appropriate footnotes and legends. It is the responsibility of the person drafting the material to confirm that any performance data set forth therein is accurate, complete and current.

C. Required Maintenance of Supporting Documentation

Supporting Documentation Required Back-up of Performance Required

Adviser must maintain supporting documentation for all information (performance related or otherwise) contained in its promotional material.

Past performance reporting not only must be accurate, it also must be substantiated. No performance for which the back-up is not available and maintained at Adviser may be used. Monthly summaries are not sufficient substantiation. Trading confirmations must be maintained for all performance records presented.

D. Third-Party Solicitors

Third-Party Solicitors Must Be Pre-Approved	All solicitation arrangements with third-parties in which third parties receive any form of direct or indirect cash or other compensation for soliciting prospective Clients or referring such Clients to Adviser must be pre-approved by the Chief Compliance Officer.

VI. SOLICITING AND ACCEPTING NEW BUSINESS – INDIVIDUALLY MANAGED /ADVISED ACCOUNTS

Persons Who Are Permitted to Solicit Potential Clients	Only internal advisory personnel and external “consultants” approved by the Chief Compliance Officer, are permitted to solicit potential Clients on behalf of Adviser. Any person so authorized to solicit potential Clients (an “Authorized Person”) must abide by the restrictions detailed below.

Submission of Form of Investment Management / Advisory Agreement, Part 2 of Adviser’s Form ADV and Adviser’s Privacy Policy

An Authorized Person must forward the proposed investment management / advisory agreement to the potential client, which must be accompanied by a copy of:

(i)            Part 2 of Adviser’s then-current Form ADV, and

(ii)            In the case of potential Clients who are natural persons, the Adviser’s Privacy Policy.

Delivery of Promotional Materials	Delivery of promotional materials to a potential client is addressed in Section V of this Manual.

Monitoring of State Registration Requirements	When soliciting potential Clients in any state, Authorized Persons should notify the Chief Compliance Officer so that he or she can confirm that such solicitation does not require the Adviser to make any notice or other filings in that state. See Section III of this Manual, “State Registration Requirements.”

Payments for Referral or Solicitation of Potential Investment Management/ Advisory Clients	Adviser may not pay direct or indirect cash or other compensation to any person, including any officer or personnel of Adviser, for soliciting persons to open individually managed / advised accounts with Adviser, or referring persons to Adviser for that purpose, without the prior authorization of the Chief Compliance Officer, who will determine whether such arrangements comply with the requirements of Rule 206(4)-3 under the Advisers Act and other provisions of the Advisers Act and the rules and regulations thereunder. Upon request, the Chief Compliance Officer will provide all Adviser personnel with a memorandum that details the various requirements of that rule and contains a sample solicitation agreement.

Conditions for Providing Investment Management / Advisory Services to Individually Managed / Advised Accounts

No Adviser personnel may commence investing on behalf of a client unless and until:

(i)       Adviser and such client have agreed to enter a written investment management / advisory agreement in a form that has been approved by the Chief Compliance Officer;

(ii)       The Chief Compliance Officer has reviewed the proposed agreement to verify that it is in the approved form; and

(iii) Based on such verification, the Chief Compliance Officer has authorized Adviser to execute such agreement.

Ordinarily, the Chief Compliance Officer will not approve an investment management / advisory agreement unless it is a “standard form” generally approved for use by Adviser. However, upon the request of a potential client, the Chief Compliance Officer may:

(i)            Accept changes to Adviser’s “standard form” or

(ii)            ApprOnce the Chief Compliance Officer has authorized Adviser’s execution of an investment management / advisory agreement, only authorized persons may execute such agreement on behalf of Adviser.ove a form of the investment management / advisory agreement proposed by a potential client.

Once the Chief Compliance Officer has authorized Adviser’s execution of an investment management / advisory agreement, only authorized persons may execute such agreement on behalf of Adviser.

VII. COMPLAINTS

A. Adviser Complaint Procedures

Notice of Complaints

1.       Each of Adviser’s personnel shall notify the Chief Compliance Officer upon receipt of any written or oral Client complaint. Likewise, any complaints received from a digital advisory client should be forwarded to the Chief Compliance Officer.

No Adviser personnel may respond to any form of complaint without first contacting the Chief Compliance Officer.

Complaint Log	2. Copies of all letters of complaint and memoranda describing all oral complaints, as well as the response of Adviser (if any), must be maintained in the Complaint Log (adopted with the effective compliance date for Rule 206(4)-7 of the Advisers Act, October 2004).

B. Review Procedures

The Chief Compliance Officer will periodically review the Complaint Log to ensure that the guidelines above are being followed. The Chief Compliance Officer will also periodically inquire of Adviser’s personnel as to whether they have received any complaints, in order to verify that the Complaint Log is being kept up-to-date.

VIII. BROKERAGE ARRANGEMENTS

A. Best Price and Execution

Best Price and Execution	When the Adviser has the ability to select brokers to effect securities transactions, such selection must be guided by the objective to seek best execution for Clients. Included in “best execution” are several factors: best price, including commissions; capital position of the broker; ability to consummate and clear trades in an orderly and satisfactory manner; consistent quality of service; risks taken in positioning a block of securities; and broad market coverage resulting in a continuous flow of information regarding bids and offers. Adviser has implemented procedures for ensuring best execution, which are to be periodically tested for quality and reliability. Adviser’s Best Execution Policy is attached as Appendix B to this Manual.

Certain clients are advised under programs that prefer the Adviser to direct brokerage to the introducing firm in which case “best execution” cannot be assured by the Adviser. Further, accounts within the digital advisory program are exclusively traded by the third-party clearing firm (see: Section VIII.G. Directed Brokerage, below, for further details).

B. “Soft Dollars”

“Soft Dollar” Arrangements and Policies	Soft dollar practices involve the payment by the Adviser of client commissions to broker-dealers, where the amount of commissions paid is in excess of the lowest available commissions, in exchange for the receipt by the investment managers of various products and services in addition to the execution of the securities trades.

Under Section 28(e) of the Securities Exchange Act of 1934 (the “Exchange Act”), an investment manager will not be deemed to have violated its fiduciary duty by paying a commission rate higher than the lowest available rate if it determines in good faith that the amount of the commission was reasonable in relation to the value of the "brokerage and research services," as defined in Section 28(e)(3), provided by the broker-dealer.

Adviser shall not enter into any “soft dollar” arrangements with any broker without the approval of the Chief Compliance Officer. In the event that Adviser accepts “soft-dollar” payments from brokers in specific instances, these arrangements must be fully disclosed to the relevant Clients prior to the execution of such transactions, and the Chief Compliance Officer must review “soft dollar” transactions and compensation arrangements to ensure their fairness and reasonableness to Clients.

Adviser personnel should not accept any products or services from a broker without the consent of the Chief Compliance Officer.

No Services Unrelated to Trading	To the extent Adviser enters into “soft dollar” arrangements, “soft dollars” may only be used to pay for brokerage and research related services. “Soft dollars” must constitute “lawful and appropriate assistance” to Adviser “in the performance of its investment decision-making responsibilities” and fall within the safe harbor of Section 28(e) of the Exchange Act.

Payments to Third Parties	The SEC takes the position that certain “soft dollar” arrangements are impermissible per se, irrespective of disclosure and consent. For example, Adviser could not arrange for a broker to discharge an Adviser obligation to a third party providing services to Adviser (e.g., a portfolio consultant). The broker could provide third-party services to Adviser but must do so by the broker itself contracting with the third party to furnish such services.

Record Keeping	To the extent Adviser enters into “soft dollar” arrangements, Adviser must maintain appropriate records with respect to such arrangements, including periodic statements from broker-dealers showing all research and non-research related products or services provided to Adviser and an annual statement of any “soft-dollar” arrangements, which is to be reviewed by the Chief Compliance Officer.

Pre-Approval of All Services or Objects of Value Offered by Brokers	Before accepting anything of benefit or value from a broker with which the Adviser does business — including gifts with an assumed value in excess of $250 during any year — Adviser personnel must obtain the approval of the Chief Compliance Officer. This limitation does not apply to usual and customary entertainment, such as meals or sporting events, at which an associated person of the broker is present.

C. Securities Allocations

Securities Allocations Among Adviser Clients	Adviser provides investment advisory services to a number of different Clients which have similar objectives and which purchase the same or similar securities from time to time. Adviser must use its best efforts to ensure that no Client is treated unfairly in relation to any other Client over time in the allocation of securities or the order of the execution of transactions. Adviser generally allocates trades on the basis of assets under management so that the securities positions represent equal gross exposure as a percentage of total assets of each Client. Further information, as well as exceptions to this approach, are detailed in Adviser’s Trade Allocation Procedures, which are attached as Appendix C of this Manual.

D. “Principal” and “Cross Trades”

Principal and Cross Trades

Section 206(3) of the Advisers Act makes it unlawful for Adviser (or any affiliate of Adviser):

(i)            acting as principal for its own account, to sell any security to or purchase any security from a client, without disclosing to such client in writing before the completion of such transaction the capacity in which Adviser (or such affiliate) acted and obtaining such Client’s consent to the transaction; and

(ii)            acting as a broker for a person other than a particular client (such as another client), to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which Adviser (or such affiliate) acted and obtaining such client’s consent to the transaction.

“Principal” trades are trades in which a client buys securities for its own account from, or sells securities for its own account to, Adviser or any affiliate of Adviser, acting for its own account.

Prior authorization required to engage in Principal Trades

Adviser does not intend to engage in principal trades. Adviser personnel may not, without the prior authorization of the Chief Compliance Officer, cause any Client to:

(i)            purchase portfolio securities from or sell portfolio securities to Adviser, any affiliate of Adviser or any other Client; or

(ii)            purchase securities issued by another Client.

No Cross Trades With Clients

Adviser will not engage in “cross” trades with Clients.

“Cross” trades are trades ordered by Adviser in which Adviser:

(i)            acts as agent for both the purchaser and seller of the securities, and either the purchaser or seller, or both, are Clients; and

(ii) Adviser receives compensation for so acting as agent above and beyond the investment management fees that it stands to receive in the ordinary course of managing the assets of such client or Clients.

Adviser will not engage in activity which serves to Transfer the Economics of a position.	Personnel of Adviser may not circumvent Section 206(3) of the Advisers Act and its restrictions on “principal” and “cross” trades by financial structurings which transfer the economics of a certain position without actually engaging in a purchase or sale (such as swaps, participating notes, journaling securities and cash, using an error account, cancelling and / or correcting, etc.).

E. Trade Error Correction

Trade Error Policy

The Adviser will correct any trade executed by the Adviser in error at no cost to a client. A trade error is any trade erroneously executed in a client account where the Adviser:

(i)            Overbought or oversold a security

(ii)            Bought or sold the incorrect security

(iii)            Selling instead of buying a security (or vice versa)

(iv)            Violates any applicable investment policies or restrictions mandated by the Client or by law

Depending on the relevant facts and circumstances, other events might also be considered trade errors.

The Adviser:

(i)            should bear any losses associated with correcting a trade error in a client account

(ii)            May not use soft dollar credits to compensate a broker / dealer for absorbing the cost of a trade error;

(iii)          May not use the promise of future trade commissions to compensate a broker / dealer for absorbing the cost of a trade error.

(iv)          May not use one client’s account to correct an error made in another client’s account.

Errors Not the Responsibility of the Adviser	Certain errors may be the result of erroneous actions of a third party (broker, unrelated RIA, or client) and are not the responsibility of the Adviser. These errors, however, will be treated with the same diligence and care in the client’s best interest as those resulting from actions of the Adviser Losses associated with the correction of these erroneous trade(s) will be allocated to the responsible party and may not be borne by the Adviser.

Trading errors must be corrected in accordance with the procedures set forth in Appendix D. A list of common trade errors is included in Appendix D, Attachment 1

Trade Corrections	A trade correction will occur when the Adviser executes a securities transaction in an incorrect account. Typically, such a correction will occur when the Adviser purchases or sells a security inadvertently in one account when the execution was meant for an unrelated account. While this type of trade correction will usually involve a change in beneficial ownership, a trade correction for the same beneficial owners must still be scrutinized as there may be other economic consequences resulting from the correction (e.g., moving a trade with a gain or loss from a taxable to a non-taxable account).

Trade corrections may be made only if supporting documentation is available and retained with the daily trading records.

Miscellaneous Corrections

A miscellaneous correction is related to trade corrections where there is no beneficial change in ownership, but rather there is a change to an operational or administrative item of the original trade. Examples of a miscellaneous correction would be a type change (cash to margin, or long to short), or commission adjustment.

In the course of normal review, miscellaneous corrections should be reviewed periodically for possible improper activity and to ensure that no client is disadvantaged.

F. Limitations on Concentrated Positions

Adviser has established a policy regarding concentrated positions in securities of one issuer.

Portfolio Manager and Operations Officer Responsibilities	5%+ Only With Permission: No Adviser personnel shall, without the prior permission of the Chief Compliance Officer, acquire a position constituting the ownership of 5% or more of the outstanding stock of any publicly traded company.

G. Directed Brokerage Policy

Directed Brokerage Policy (Mutual Funds)	The Adviser and the Cullen Funds Trust, in line with SEC Rule 12b-1(h)(1) under the Investment Company Act, is prohibited from paying for the distribution of open-end mutual fund shares with brokerage commissions.

The prohibition applies both to directing transactions to selling brokers and to indirectly compensating selling brokers by participation in step-out and similar arrangements in which the selling broker receives a portion of the commission. The ban extends to any payment, including any commission, mark-up, mark-down or other fee (or portion of another fee) received or to be received from the fund’s portfolio transactions effected through any broker or dealer.

Rule 12b-1(h)(1) permits a fund to use a selling broker to execute transactions in portfolio securities only if the fund or its adviser (CCM) has implemented policies and procedures designed to ensure that its selection of selling brokers for portfolio securities transactions is not influenced by considerations about the sale of fund shares.

The Chief Compliance Officer (“CCO”) will periodically review brokerage allocations to determine whether there is a significant correlation between sales and the direction of brokerage that may suggest the existence of informal arrangements in violation of the sale. If a significant correlation between sales and the direction of brokerage is discovered the CCO will review the trade activity with the individuals directing the trades and will report the results of the review to the Funds’ Board.

Some clients, especially Wrap Sponsors, direct the Adviser to trade with a particular broker-dealer(s). A client who directs the Adviser to use a particular broker-dealer to effect transactions for the client’s account should understand that: (1) the client is solely responsible for negotiating the terms (including applicable commission rates) on which the broker-dealer is engaged by the client; (2) unless the client agrees that the Adviser has “best execution” discretion, the Adviser will not seek better execution services or prices from other broker-dealers in connection with transactions effected for such client’s account; (3) the Adviser will not “bunch” transactions for such client with transactions for other clients, however some orders may be executed in a block trade by the broker-dealer for efficiency and economics; (4) the Adviser will not monitor the performance of the broker-dealer or the services provided by the broker-dealer to the client; and (5) as a result, such client may pay higher commission or other transaction costs or greater spreads, or receive less favorable net prices, than would otherwise be the case.

In those instances in which a client directs the Adviser to use a particular broker-dealer to effect securities transactions for its account, the client will nonetheless derive benefits from research services obtained from the brokerage for those clients who make no such direction, as research furnished by broker-dealers may be used to service any or all of the Adviser’s clients and may be used in connection with accounts other than those making the payment to the broker-dealer providing the research, as permitted by Section 28(e). Likewise, Model Delivery clients for which the Adviser conducts no trading due to them being non-discretionary mandates, may also benefit from other clients’ trades.

Various brokerage firms may introduce their clients to the Adviser from time to time. Some of these introduced clients designate the recommending broker-dealer as the broker-dealer through whom all trades for the account are to be made, as described above. Where the introduced client makes no such designation, the Adviser may still utilize such recommending broker-dealer to execute trades for the account, and the Adviser will follow the “best execution” policies described above in such circumstances.

IX. PROCEDURES FOR VOTING PROXIES

Adviser to Vote Shares Held by Adviser	Unless otherwise agreed between Adviser and any Client, all decisions relating to voting proxies in respect of shares held by Adviser Clients shall be made by Adviser. The proxy voting policy of the Adviser is set forth in Adviser’s Proxy Voting Policies, attached as Appendix E of this Manual.

All Clients will be notified of the Adviser’s policy on voting proxies upon execution of the investment management agreement and in the event of material changes to the procedures.

X. PERIODIC REPORTING

The Chief Compliance Officer will be responsible for ensuring that the following periodic reporting requirements are met:

A. Schedule 13D

Schedule 13D	Under Section 13(d) of Exchange Act, Adviser is required to file beneficial ownership reports on Schedule 13D whenever Adviser, directly or indirectly, has or shares voting power or investment power (or has the right to obtain such power within 60 days, if passive, or at any time, if not) with respect to more than 5% of a class of equity securities with voting rights registered under Section 12 of the Exchange Act (i.e., any equity security of any public U.S. company and certain other companies). These securities may include, in addition to common or preferred stock, certain convertible debt securities.

B. Schedule 13G

Schedule 13G	Schedule 13G, a short-form report available to certain filers, including Adviser as a registered investment adviser, is required to be filed within 45 days after the end of any calendar year in which beneficial ownership of more than 5% of an issuer’s equity securities is acquired or continues. Schedule 13G may be filed rather than a Schedule 13D in many situations.

Adviser must aggregate the holdings of all Client accounts for purposes of determining its 13D or 13G filing requirements.

Becoming a 13D Rather than a 13G Filer

Adviser will become ineligible to remain a 13G-filer at such time, if any, as Adviser acquires stock with the “purpose or effect” of influencing the management of an issuer. Generally, acquisitions of 10% or more of an issuer’s outstanding stock – even if made as a passive investment – are considered to have such an “effect” and require that a schedule 13D be filed within 10 days of the acquisition, despite Adviser’s status as a “registered investment adviser.”

C. Schedule 13F

$100 Million in Total Equities	As an investment manager, Adviser is subject to the requirements of Section 13(f) and Rule 13f-1 under the Exchange Act, requiring Adviser to file Schedule 13F with the SEC within 45 days of the last day of any year in which the fair market value of equity securities held by discretionary accounts managed by Adviser equaled or exceeded $100 million dollars as of the last trading day of any calendar month in such year, and file another 13F with the SEC within 45 days after the last day of each of the first three calendar quarters of the subsequent calendar year. Once the Adviser is obligated to make a 13F filing, the Adviser must continue to make quarterly filings for as long as the Adviser continues to manage $100 million of equity securities on a discretionary basis. All such filings will be subject to Freedom of Information Act provisions.

D. Form SH (Expired August 1, 2009)

Effective September 29, 2008, the SEC adopted interim rule Form SH, requiring some investment managers to submit weekly filings detailing their short sale activity. The Form includes an Information Table that must be filed with the SEC in the XML data format. The rule requires an institutional investment manager that exercises investment discretion with respect to accounts holding section 13(f) securities having an aggregate fair market value of at least $100 million to file Form SH with the Commission following a calendar week in which it effected a short sale in a section 13(f) security, with some exceptions.

E. Form 13H

For purposes of Rule 13h-1, a “large trader” is defined as a person whose transactions in NMS securities equal or exceed

(i)            two (2) million shares or $20 million during any calendar day, or

(ii)            twenty (20) million shares or $200 million during any calendar month.

Rule 13h-1 requires large traders to identify themselves to the SEC and make certain disclosures on Form 13H. Upon receipt of the Form 13H, a unique identification number would be issued by the SEC to the large trader, which would then be provided to each of the Adviser’s executing broker-dealers. Registered broker-dealers would be required to maintain transaction records for each large trader, and would be required to adopt procedures to monitor their customers for activity that would trigger the identification requirements of the proposed rule.

Schafer Cullen Capital Management’s Large Trader ID is: 11560532

F. Section 16

10% Ownership Threshold; Relationship of 13D and Section 16

Section 16 of the Exchange Act requires disclosure of information regarding securities transactions and holdings of corporate insiders and beneficial owners of more than 10% of a class of equity securities registered under Section 12 of the Exchange Act. Furthermore, Section 16 requires disgorgement of all profits on purchases or sales made within six months of each other.

Adviser must aggregate the holdings of all Client accounts for purposes of determining compliance with Section 16.

As long as Adviser remains a 13G filer, it is not subject to Section 16. However once Adviser acquires over 10% of a public company’s stock:

(i)            It becomes increasingly difficult to maintain that Adviser’s purchases do not have the effect (even if not the purpose) of influencing management – thereby requiring a 13D filing;

(ii)            Once Adviser becomes a 13D filer, it is subject to Section 16; and

(iii)           Once subject to Section 16, Adviser could not buy or sell additional stock after the 10% threshold has been reached and freely resell or repurchase stock of the same issue – a six-month holding period is imposed or all profits are disgorged.

G. Hart-Scott-Rodino Act

Under the Hart-Scott-Rodino Act, prior notification to the Federal Trade Commission is required prior to consummating certain mergers, joint ventures and acquisitions of voting securities, non-corporate interests or other assets. As a general matter, both the acquiring person and the acquired person must file notifications when either the acquiring person or the acquired person is engaged in U.S. commerce, and either of the following tests is met:

•	(1) One person has total assets or annual net sales of $152.2 million or more and the other person has total assets or annual net sales of $15.3 million or more; and (2) as a result of the transaction, the acquiring person will hold an aggregate amount of more than $76.3 million of the voting securities and assets of the acquired person; or

•	As a result of the transaction, the acquiring person will hold an aggregate total amount of more than $305.1 million of the voting securities and assets of the acquired person, regardless of the sales or assets of the acquiring and acquired persons.

The above thresholds (effective as of February 2015) are adjusted annually by the FTC; each year’s thresholds typically take effect in February. Please consult with the Chief Compliance Officer for the most up-to-date thresholds.

There are “passive investment” exceptions to the Hart-Scott-Rodino Act but they may not apply in all instances. The penalties for not complying with the Hart-Scott-Rodino Act are severe.

Adviser must pre-clear any transactions approaching the foregoing thresholds with outside counsel.

For purposes of all of the foregoing reporting requirements, all Client accounts are aggregated.

XI. RECORD KEEPING

A. Preservation and Safekeeping of Records

In the course of the conduct of its business, Adviser generates and receives documents and information that require preservation and safekeeping. This requirement stems from sound business practice and, in some instances, regulatory requirements. Sections XI.B and XI.C below detail the records to be maintained by Adviser.

Paper documents and information that is of a sensitive nature are scanned and stored on the Adviser’s network server. Original documentation is then sent offsite to a secure facility. Access to computer systems is controlled by password protection and electronic records are backed up at an offsite facility. Access to the Adviser’s network from outside of the firewalls is protected by dual-factor authentication. Computers and laptops outside of the network are encrypted. Section XI.D below details the retention period for each document to be retained.

All access to information and records is strictly limited to the Adviser’s personnel. When authorized by Adviser, third parties such as attorneys, custodians, fund administrators, auditors and regulatory authorities may request and be granted access to information and records in connection with performance of duties for Adviser. Such access is permitted using dual-factor authentication and / or encryption.

Furthermore, personnel of Adviser are subject to confidentiality and non-disclosure policies surrounding the treatment of sensitive information. The policies dictate that personnel will treat information with care and breaches of the policies may be met with disciplinary action, including termination.

B. Matters Relating to Cybersecurity

Please refer to the Adviser’s Written Information Security Policy in Appendix I for a more detailed discussion.

Governance and Risk Assessment

The Adviser will review cybersecurity controls on a no-less than annual basis. This review will be conducted through a coordinated effort of Adviser personnel and outside parties such as the Adviser’s IT vendor.

Access Rights and Controls	The Adviser has implemented controls designed to prevent unauthorized access to systems or information, such as multifactor authentication and updating access rights based on personnel or system changes. The controls associated with remote access, customer logins, passwords, network segmentation, and tiered access are actively monitored by the Adviser’s IT vendor with immediate reports of breaches to Adviser management.

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Data Loss Prevention	The Adviser maintains internet firewalls to prevent unauthorized access. The Adviser’s IT vendor actively monitors inbound and outbound data flow and escalates abnormal volume to Adviser management. The IT vendor has the ability to remotely shut down the servers and lock down the Adviser’s firewalls, individual user accounts or specific access points.

Vendor Management	The Adviser reviews the controls of vendors that access or store adviser and/or client data on an annual basis and considers the type of data stored, as well as the delivery method.

Training	Training of Adviser personnel will be conducted on an annual basis or more frequently if warranted. Training will include the security of Firm laptops, accessing a client account through an unsecured internet connection, or opening messages or downloading attachments from unknown sources. Training will also include an overview of what steps will be taken in the event of a cybersecurity incident.

Incident Response	In the event of a breach or attack, the Adviser has established policies, assigned roles, assessed system vulnerabilities, and developed plans to address possible events. This includes determining which Adviser data, assets, and services warrant the most protection to help prevent attacks from causing significant harm, having adequate insurance and enlisting the assistance of industry experts to address any vulnerabilities.

C. Books and Records Relating to Adviser

The following records must be maintained and accessible:

Charter Documents	1. Charter documents of Adviser and any of its affiliates organized as corporations or other entities.

Minute Books	2. Minute books shall be maintained for Adviser and any of its affiliates organized as corporations or other entities.

Record of All Personal Securities Ethics. Trades	3. Records of all personal securities trading shall be maintained in a manner consistent with Adviser’s Code of

Code of Ethics	4. A copy of Adviser’s Code of Ethics that is in effect, or at any time within the past five years was in effect; a record of any violation of the Code of Ethics and of any action taken as a result of the violation; and a record of all written acknowledgements for each person who is currently, or within the past five years was, an employee of Adviser.

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Gifts	5. Records of gifts given and received by personnel will be retained by the CCO.

Personnel Biographies	6. Biographical information concerning all personnel will be obtained in order to seek to verify their qualifications and that they have been subject to no material litigation or disciplinary proceedings.

All Adviser personnel must report to the Chief Compliance Officer any civil, administrative or criminal proceedings to which they become subject or which they believe may be threatened against them.

“Pay-to-Play” Rule	7. All records pursuant to Rule 206(4)-5 under the Advisers Act, as pertinent.

Accounting Journals	8. Books of Original Entry. These include journals for cash receipts, disbursements, and other original entry records relating to Adviser.

9. General and Subsidiary Ledgers. These include accountssummarizing and categorizing the assets, liabilities, equity, income, and expenses of Adviser.
General Ledgers

Written Agreements	10. All written agreements relating to Adviser’s business, including all written agreements entered into with a Client.

Electronic Records and Correspondence	11. All electronic records and correspondence will be maintained on Adviser’s computer system, an approved third party hosting service or at a secure offsite facility.

For information specific to the retention and examination of electronic communications, see Electronic Communications Policy and Supervisory Procedures, Appendix F.

Records	12. Other Financial Records Relating to the Business of Adviser. These include:

(i) Financial statements, and trial balances.

(ii) Checkbooks, bank statements, canceled checks and cash reconciliations.

(iii) Paid and unpaid invoices and statements for receivables and payables.

Accounting Records	13. The financial transactions of Adviser’s members must be kept strictly separate from those of Adviser itself.

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The objective is for Adviser to maintain comprehensive back-up information concerning Adviser’s financial position, results of operations and fee collection.

Communications with Regulators	14. The Chief Compliance Officer will maintain a file of all communications (other than transmittal letters) by or on behalf of Adviser and any regulatory body.

Compliance Policies and Procedures;	15. All compliance policies and procedures formulated in response to Rule 206(4)-7 under the Advisers Act that are in effect, or at any time within the past five years were in effect.

Annual Compliance Reviews	16. Any records documenting Adviser’s annual review of its compliance policies and procedures.

Record of Distribution of Internal Policies	17. Records identifying the distribution of this Manual, the Code of Ethics, and any other internal compliance materials will be kept by the Chief Compliance Officer.

D. Records Relating to Clients

The following records must be maintained and accessible:

Transaction Records; Confirmations	All confirmations and other transaction records and receipts for Client securities transactions.

Receipts; Disbursements	All executed agreements relating to receipts for funds or securities; all disbursement orders.

Journal Entries	A journal or other record showing all purchases, sales, receipts and deliveries of securities (including certificate numbers) for each Client and all other debits and credits to each Client account.

Ledgers	A separate ledger account for each Client account showing all purchases, sales, receipts and deliveries of securities, the date and price of each such purchase and sale and all debits and credits.

Current Portfolio Reports	A current record of each security in which each Client account has a position, which record must show the name of each Client account having any interest in each security, the amount or interest of each Client account, and the location of each such security.

Client Correspondence	Adviser will retain copies of all incoming and outgoing correspondence with Clients, either in files for each Client, or in a centralized correspondence file.

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Complaint File	All Client complaints must be recorded and maintained in a Complaint Log, together with the responses thereto and a written description of the outcome of the complaint.

Proof of ADV Part 2 Offer to Deliver	Chronological file of Adviser’s Form ADV and all revisions, with a record of the date the ADV Part 2 was sent, or offered to be sent, to each Client and to any prospective Client who subsequently become a Client.

Evidence of Adviser’s annual distribution of or offer to send revised ADV Part 2 to all existing Clients must be maintained.

Records Related to Proxy Voting	A copy of Adviser’s Proxy Voting Policies.

All records described in the Proxy Voting Policies.

Records Related to the Advisers Act Custody Rule	All records required in conjunction with Rule 206(4)-2.

E. Retention Periods

Records Retention      1.      All books and records described above other than

Financial Books      Charter documents and minute books must be maintained and

and Records      preserved as follows:

(i)            In an easily accessible place for a period of not less than five years from the end of the fiscal year during which the last entry was made on the records.

(ii)            The first two years must be in an appropriate office of Adviser.

Charter      2.      The charter documents and minute books of Adviser and

Documents	any affiliate which is a corporation or other entity must be maintained and preserved as follows:

(i)            In the offices of Adviser continuously until termination of business; and

(ii)            In an easily accessible place for three years after termination.

Promotional Material

3.       All notices, circulars, advertisements, performance

charts, articles and other communications circulated to prospective Clients and Fund investors as well as any documentation supporting any performance data contained therein must be maintained and preserved as follows:

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(i)            In an easily accessible place for a period of not less than five years from the end of the fiscal year during which the document was last circulated;

(ii)            The first two years must be in an appropriate office of Adviser.

Electronic Records      4.      All electronic records must be maintained as preserved

and      as follows:
Correspondence

(i)            In the office of Adviser for two years after the last document modification

(ii)            In an easily accessible place for three additional years.

Destruction of      Records will be periodically scheduled for destruction when the

Records      retention period has been exceeded.

F. Review, Retention and Production of Electronic Communications

1. The following policy applies to all electronic communications of the Adviser. Retention policies – The Adviser will retain all electronic communications in accordance with SEC guidance, i.e. write once, read many (WORM) storage.

2.            Searchable index of all stored data – Electronic communications will be searchable and readily retrievable and viewable. Data will be produced within 24 hours of a regulatory or court ordered request.

3.            Storage – Electronic communications data will be stored offsite.

4.            Logs of privileged or “Attorney Client Privileged” communications will be provided in lieu of actual communications.

The Adviser’s electronic communications policies and supervisory  procedures are attached to this manual as Appendix F.

G. Periodic Review of Records

There will be a periodic random review by the Chief Compliance Officer to ensure that Adviser is maintaining the required books and records for the proper period of time.

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XII. INCENTIVE COMPENSATION

Incentive                         The Advisers Act prohibits Adviser from collecting incentive-based

Compensation        compensation from Clients other than “Qualified Clients” within the

from “Qualified     meaning of the Advisers Act. Adviser will verify that any Clients subject

Clients                    to incentive-based compensation are qualified Clients.

XIII. POLICIES AND PROCEDURES DESIGNED TO DETECT AND PREVENT

INSIDER TRADING

Insider Trading                                                “Insider trading” is a crime. Adviser, particularly as it is from time to time in a position to receive “inside information,” vigorously enforces procedures to prevent any “insider trading” violation.

               Whether or not insider trading occurs, failure to maintain adequate policies to detect and prevent insider trading is a violation of the Advisers Act. One basic aspect of these procedures is creating and maintaining a record of all trades of Adviser’s personnel so as to be able to supervise and detect any possible violations of the prohibition on insider trading.

Annual Certification

At least annually, Adviser shall distribute to all personnel the Adviser’s Code of Ethics, and will collect certifications of receipt and review from all such personnel.

Adviser has established written policies and procedures that are designed to detect and prevent insider trading. Such procedures are set forth in the Policy Statement entitled “Policies and Procedures Designed to Detect and Prevent Insider Trading” found in Appendix G. All personnel of Adviser must read these policies and at least annually execute and deliver a certification to that effect to be retained by Adviser.

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XIV. USE OF “EXPERT NETWORKS” AND CONSULTANTS

Occasionally, Schafer Cullen Capital Management, Inc. will retain the services of various consultants to help it understand or obtain new perspectives on various issues such as: the markets, economies, and industries. Additionally, it is possible that the Adviser would want to retain a consultant to help it further understand issues surrounding one or more specific companies. In the case of specific companies, consultants may be retained directly or through the use of "expert network" firms. In such circumstances, the Adviser personnel must be extremely mindful of their obligations under inside trading laws and to avoid putting themselves or the Adviser in a position where compliance with applicable insider trading laws may be called into question. Accordingly, before the Adviser or anyone acting on its behalf may retain the services of an expert network firm or other consultant to advise on one or more specific companies, the approval of both a Portfolio Manager and the Chief Compliance Officer must be obtained. Given the risks surrounding the use of such consultants, it is expected that before any approval would be granted, the necessity for the use of such a consultant and the adequacy of the consultant's own compliance policies and procedures (if any) must be demonstrated to the approving persons.

This policy only applies to the use of expert networks and other consultants who are retained to advise on specific companies or whose services have the potential to put the Adviser in receipt of material nonpublic information regarding a publicly traded company. It does not apply to other types of consultants, such as those who are retained in connection with general market, economic, geographic or industry advice. However, the Adviser’s personnel are reminded that in the ordinary course of business, the approval of the Chief Compliance Officer is required before the retention of any investment research related consultant and that any contracts (including agreements engaging consultants) must be reviewed in advance by the Chief Compliance Officer.

Specific procedures for the Use of Expert Networks or Consultants can be found in Appendix J.

XV. DISTRIBUTION OF COMPLIANCE POLICIES AND PROCEDURES MANUAL

All Adviser Personnel to Receive Manual Reporting Violations /

This Compliance Policies and Procedures Manual, including subsequent updates, will be distributed to all Adviser personnel, who will be required annually to certify that they have read and understood it.

An Adviser employee must notify the Chief Compliance Officer promptly in the event he or she has any reason to believe that he or she may have failed to comply with (or has become aware of another person’s failure to comply with) any of the policies and procedures set forth in Adviser’s

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“Whistle Blower” Policy	Code of Ethics or these Compliance Policies and Procedures. Violations may be reported anonymously by depositing a written description of the incident in question to the Chief Compliance Officer or by mailing the description to the Chief Compliance Officer. If the Chief Compliance Officer is involved in a violation or suspected violation is unreachable, personnel may report violations or suspected violations to the Chief Operating Officer.

Adviser’s policy is to provide a means for personnel to raise concerns, with assurance that they will be protected from reprisals for “whistle blowing” in good faith. No employee will be penalized in any respect for reporting a violation or suspected violation, even if no violation has in fact occurred. Nothing in this Manual prohibits employees from reporting potential violations to any governmental agency or entity, or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Employees do not need prior authorization from their supervisor, senior management, the CCO, or any other person or entity affiliated with the Adviser to make any such reports or disclosures and do not need to notify the Adviser that they have made such reports or disclosures. Employees are not prohibited from recovering an award pursuant to a whistleblower program of a government agency or entity.

XVI. CONTINUING EDUCATION

Annual Seminars                                                 No less frequently than once a year, the Adviser will hold one or  more seminars for all Adviser personnel at which there shall be a general review of compliance procedures, fiduciary obligations, client contacts, dealings with brokers, responsibility of Adviser’s personnel to report apparent violations, privacy, insider trading, anti-money laundering, cyber security, etc.

XVII. CHIEF COMPLIANCE OFFICER

Chief Compliance Officer	The Adviser has designated a Chief Compliance Officer of Adviser(s) under Rule 206(4)-7 under the Investment Advisers Act and Rule 38a-1 under the Investment Company Act. Under Rule 206(4)-7, it is unlawful for an investment adviser registered with the Commission to provide investment advice unless the adviser has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Advisers Act by the adviser or any of its supervised persons. Rule 38a-1 requires fund boards to adopt written policies and procedures reasonably designed to prevent the fund from violating the federal securities laws. The procedures must provide for the oversight of compliance by the fund's advisers, principal underwriters, administrators, and transfer agents (collectively, "service providers") through which the fund conducts its activities.

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The CCO has been duly appointed by the officers and directors of SCCM, CCM and the board of trustees of CFT. Among the Chief Compliance Officer’s responsibilities (some of which may be delegated to a designate) are:

Distributing copies of this Manual and Adviser’s Code of Ethics and Policies and Procedures Designed to Detect and Prevent Insider Trading.

Obtaining written acknowledgments from each of Adviser’s personnel that such person has read and understands the procedures in this Manual and in the Adviser’s Code of Ethic and Policies and Procedures Designed to Detect and Prevent Insider Trading.

Restricting access to files likely to contain material, non-published information.

Implementing an ongoing, continuing education program concerning insider trading.

XVIII. PERIODIC AND ANNUAL REVIEW OF COMPLIANCE PROGRAM

Adviser is required under Advisers Act rules to undertake, at least annually, a review of its compliance policies and procedures designed to determine the adequacy of the policies and procedures and the effectiveness of their implementation. To meet this requirement, the Chief Compliance Officer will conduct an annual review of Adviser’s compliance program. The annual review will include considerations of any developments during the year that might suggest a need to revise the program, including review of material compliance matters that arose; changes in Adviser’s business activities or arrangements; and changes to applicable laws, rules or regulations.

XIX. CUSTODY OF CLIENT ASSETS

SEC Custody Rule	Rule 206(4)-2 under the Advisers Act (and certain related rules and regulations under the Advisers Act) imposes certain obligations on registered investment advisers that have “custody or possession of any funds or securities in which any client has any beneficial interest.”

SEC Staff’s Broad Definition of Custody	An investment adviser is deemed to have custody or possession of client funds or securities if the adviser directly or indirectly holds client funds or securities or has the authority to obtain possession of them (regardless of whether the exercise of that authority or ability would be lawful). For example, if an investment adviser is able to charge its fees to the actual custodian of the client’s assets and to cause the custodian to pay those fees when due, the investment adviser will be deemed to have custody or possession of the client’s funds.

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Adviser May Have Custody of the Assets of Certain Pooled Investment Vehicles	An adviser has custody if it acts in any capacity that gives the adviser legal ownership of, or access to, the client funds or securities. Hence, Adviser has custody of client assets to the extent that it acts as both investment adviser and general partner or managing member of a pooled investment vehicle with the authority to dispose of funds and securities in the pool’s account.

Use of “Qualified Custodians”	Adviser is required to maintain the client funds and securities for which it has custody with a “qualified custodian”: (i) in a separate account for each client under the client’s name; or (ii) in accounts that contain only the adviser’s Clients’ funds and securities, under the adviser’s name as agent or trustee for its Clients. Qualified custodians include banks, broker-dealers, futures commission merchants and certain foreign financial institutions.

Exception From Rule 206(4) Reporting for Pooled Investment Vehicles	Rule 206(4)-2 imposes on advisers with custody of Clients’ funds or securities certain requirements concerning reports to such Clients. In addition, SCCM in the management of its’ pooled investment vehicle, the Schafer Cullen Global Small Cap Value LP has employed a third party administrator to facilitate this effort. However, advisers need not comply with the reporting requirements with respect to pooled investment vehicles if the pooled investment vehicle:

• Is audited at least annually and upon liquidation by a firm registered with, and subject to inspection by, the Public Company Accounting Oversight Board (the “PCAOB”); and

• Distributes audited financial statements prepared in line with generally accepted accounting principles to all limited partners, members or other beneficial owners within 120 days of its fiscal year end.

Adviser Has Implemented Certain Procedures for Avoiding Possession of Client Assets	Adviser has implemented certain procedures to ensure that it does not obtain possession of client assets that should be maintained with a qualified custodian. While it is expected that the implementation of these procedures will insulate Adviser from any claim that it has possession of client funds or securities, Adviser personnel have the following responsibilities:

If any Adviser personnel become aware that a client is contemplating delivering securities to Adviser, to instruct such client to deliver such securities to the client’s custodian and not to Adviser;

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Deduction of Fees from Client Accounts

If any Adviser personnel become aware that a client has delivered securities to Adviser, to notify the Chief Compliance Officer immediately;

If any Adviser personnel become aware that a broker-dealer, bank or other financial institution is contemplating wiring (or otherwise sending) funds to Adviser or delivering securities to Adviser for the account of a client, to instruct such person to wire (or send) such funds or deliver such securities to such client’s custodian and not to Adviser (this does not apply, however, to payment of Adviser’s fees by a client’s custodian); and

If any Adviser personnel becomes aware that a broker-dealer, bank or other financial institution has wired (or otherwise sent) funds to Adviser or delivered securities to Adviser for the account of a client, to notify the Chief Compliance Officer immediately.

In certain cases, the Adviser has the ability to deduct its fees from client accounts. The SEC has determined that such actions would be considered as Custody. The Adviser has implemented certain procedures whereby the fee amounts are reconciled with the custodian and reported to the client on a quarterly basis. In the case where an erroneous amount was billed, the Adviser, as soon as practical upon discovery, will deduct additional fees if the Adviser is owed an additional amount, or reimburse client for any amount overcharged. The Adviser recommends that Clients compare the statement and fee charged the Adviser to the records provided by the client's custodian. This recommendation is noted on each quarterly billing statement. Adviser personnel are required to advise management of any problems or irregularities to the billing or reconciliation.

Cash Management	Adviser will maintain records indicating Adviser’s monitoring of Clients’ reserve assets so as to ensure that such assets are earning as high a rate of return as is consistent with the risk parameters applicable to such assets. Sound cash management is an important aspect of Adviser’s general fiduciary obligations to Clients.

XX.            “NEW ISSUES” RULE

Only Clients who are not “restricted persons”, within the meaning of the FINRA Rules 5130 and/or 5131, shall be permitted to participate in “new issues” within the meaning of such Interpretation. Each Client who desires to participate in “new issues” must first complete a Questionnaire designed to determine eligibility for such participation.

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XXI. PAY TO PLAY

All Employees1 are required to pre-clear in advance and report all political contributions to the Chief Compliance Officer quarterly.

The Chief Compliance Officer will provide a form on which all employees will provide notice of any political contributions to the firm. The CCO will aggregate all contributions and take appropriate actions (E.G. ensuring fees are refunded or ensuring affected Clients are not billed for the period as defined by Rule 206(4)-5).

1.            Under the Rule, it is unlawful for an adviser to receive

compensation for providing advisory services to a government entity for a two-year period after the adviser or any of its covered associates makes a political contribution in excess of the de minimis amount (listed below) to a public official of a government entity or candidate for such office who is or will be in a position to influence the award of advisory business.

(i)            The Rule does not ban political contributions and does not limit the amount of any political contribution. Instead, it imposes a ban or “time out” on receiving compensation for conducting advisory business with a government client for two years after certain contributions are made.

(ii)            De Minimis Exception: The Rule contains a de minimis exception that permits individuals to make aggregate contributions without triggering the two-year time out of up to $350 per election to an elected official or candidate for whom the individual is entitled to vote, and up to $150 per election to an elected official or candidate for whom the individual is not entitled to vote. This de minimis exception is available only for contributions by individual covered associates, not the investment adviser itself. In other words, a contribution of any amount to a political campaign by the investment adviser would trigger the “time out” on receiving compensation.

(iii)            With limited exceptions, the Rule attributes to an adviser any contributions made by a covered associate:

a.            within six months of becoming a covered

associate of the adviser in the case of any covered associate not performing any solicitation of Clients on behalf of the adviser; or

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b.            within two years of becoming a covered

associate with respect to covered associates that solicit Clients on behalf of the adviser.

(iv)            In each case whether or not such person was an employee of the adviser in such prior period, the reporting requirement of the covered employee will apply. Thus, when an employee becomes a covered associate, the adviser must look back in time to that employee’s contributions to determine whether the time out applies to the adviser.

2.            The Rule prohibits advisers from paying third parties to solicit government entities for advisory business unless such third parties are regulated persons. The term “regulated persons” includes certain SEC registered broker-dealers, SEC registered investment advisers and SEC-registered municipal advisors that are themselves subject to prohibitions against participating in pay-to-play practices and are subject to oversight by the SEC and, in the case of broker-dealers, a qualifying registered national securities association, such as FINRA. Further, the SEC indicates in its adopting release to the Rule that to the extent an adviser will compensate any regulated person that is another investment adviser for soliciting government entities, such solicitor adviser will be a “supervised person” within the meaning of Rule 206(4)-7 under the Advisers Act, and as such the supervising investment adviser will be required to adopt policies and procedures reasonably designed to prevent a violation of the Rule by the adviser soliciting business on its behalf.

3.            The Rule makes it unlawful for an adviser itself or any of its covered associates to solicit any person or political action committee to make or for any adviser or any of its covered affiliates to coordinate:

(i)            Contributions to an official of a government entity to which the investment adviser is seeking to provide investment advisory services, or;

(ii)            Payments to a political party of a state or locality where the investment adviser is providing or seeking to provide investment advisory services to a government entity.

1 Please note: not all employees are considered “covered associates” under the Rule. Due to the two year “look-back” on political contributions on employees that become “covered associates” we are requiring all employees to report their contributions.

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                                                                                 These restrictions are intended to prevent advisers from circumventing the Rule’s prohibition on direct contributions to certain elected officials by taking actions such as bundling a large number of small employee contributions to influence an election, or making contributions (or payments) indirectly through a state or local political party.

                                                                4.               The Rule specifies that an investment adviser to covered investment pools in which a government entity invests or is solicited to invest will be treated as though the adviser were providing or seeking to provide investment advisory services directly to the government entity. The term “covered investment pool” includes such unregistered pooled investment vehicles as hedge funds, private equity funds, venture capital funds and collective investment trusts.

                                                                5.              Finally, the Rule includes a provision that makes it unlawful for an adviser or any of its covered associates to do anything indirectly which, if done directly, would result in a violation of the Rule.

                                                                6.              Definitions. For purposes of Rule 206(4)-5:

(i)            Contribution means any gift, subscription, loan, advance, or deposit of money or anything of value made for:

                                           a.            The purpose of influencing any election for Federal, State or local office;

                                           b.            Payment of debt incurred in connection with any such election; or

c.            Transition or inaugural expenses of the successful candidate for State or local office.

                                                         (ii)            Covered associate of an investment adviser means:

                          a.            Any general partner, managing member or executive officer, or other individual with a similar status or function;

                                                         b.            Any employee who solicits a government entity for the investment adviser and any person who supervises, directly or indirectly, such employee; and

                                                                   c.          Any political action committee controlled by the investment adviser or by any person considered to be a covered associate.

                                                                       (iii) Executive officer of an investment adviser means:

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a.            The president;

b.            Any vice president in charge of a principal business unit, division or function (such as sales, administration or finance);

c.            Any other officer of the investment adviser who performs a policy-making function; or

d.            Any other person who performs similar policy-making functions for the investment adviser.

(iv)  Government entity means any State or political subdivision of a State, including:

a.            Any agency, authority, or instrumentality of the State or political subdivision;

b.            A pool of assets sponsored or established by the State or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a "defined benefit plan" as defined in section 414(j) of the Internal Revenue Code (26 U.S.C. 414(j)), or a State general fund;

c.            A plan or program of a government entity; and

d.            Officers, agents, or employees of the State or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

(v)  Payment means any gift, subscription, loan, advance, or deposit of money or anything of value.

(vi) Plan or program of a government entity means any participant-directed investment program or plan sponsored or established by a State or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to, a "qualified tuition plan" authorized by section 529 of the Internal Revenue Code, a retirement plan authorized by section 403(b) or 457 of the Internal Revenue Code, or any similar program or plan.

(vii) Regulated person means:

a.            An investment adviser registered with the Commission that has not, and whose covered associates have not, within two years of soliciting a government entity:

A.            Made a contribution to an official of that government entity, other than those below the de minimis level defined by Rule 206(4)-5; and

B.            Coordinated or solicited any person or political action committee to make any contribution or payment; or

b.            A "broker," as defined by the Securities Exchange Act of 1934 or a "dealer," as defined by that Act, that is registered with the Commission, and is a member of a national securities association registered under section 15A of that Act, provided that:

A.            The rules of the association prohibit members from engaging in distribution or solicitation activities if certain political contributions have been made; and

B.            The Commission, by order, finds that such rules impose substantially equivalent or more stringent restrictions on broker-dealers than Rule 206(4)-5 imposes on investment advisers and that such rules are consistent with the objectives of Rule 206(4)-5.

c.            A “municipal advisor” that is registered with the Commission under Section 15B of the Exchange Act and subject to rules of the Municipal Securities Rulemaking Board, provided that:

A.            The rules of the association prohibit members from engaging in distribution or solicitation activities if certain political contributions have been made; and

B.            The Commission, by order, finds that such rules impose substantially equivalent or more stringent restrictions on municipal advisors than Rule 206(4)-5 imposes on investment advisers and that such rules are consistent with the objectives of Rule 206(4)-5.

(viii) Solicit means:

a.            With respect to investment advisory services, to communicate, directly or indirectly, for the purpose of obtaining or retaining a client for, or referring a client to, an investment adviser; and

b.            With respect to a contribution or payment, to communicate, directly or indirectly, for the purpose of obtaining or arranging a contribution or payment.

XXII. REDUCTIONS OR WAIVERS OF FEES, OR MINIMUM INVESTMENT

For the services to be rendered, clients or their introducing firm will pay Adviser a periodic fee as noted in the client’s investment management agreement or the client’s introducing firm’s sub-advisory agreement with the Adviser. The fee will be equal to an agreed upon percentage of the market value of the Account (computed upon the value of the assets in the Account on the last day of the quarter). Fees are generally billed in advance..; if a client account is opened or closed during the quarter, the client will be charged or refunded the fee with pro-rata amount determined by the number of days passed or remaining in the quarter. In the case of digital advisory clients, the fee paid to the Adviser includes all charges owed the third party clearing firm for custody, brokerage, and other related services.

Client requests for a reduction or waiver of certain fees, minimum investment requirements, may be granted without prior approval of a senior officer of the Adviser.

XXIII. ALLOCATION OF FEES AND EXPENSES

Adviser has adopted policies and procedures reasonably designed to ensure that:

•	The calculation of fees to be paid by Clients or Fund investors is consistent with the pertinent investment advisory agreements, private placement memoranda (“PPM”), Form ADV disclosure and other applicable documentation; and

•	The fees that are charged are consistent with the fees that are calculated.

Adviser also has adopted policies and procedures reasonably designed to ensure that:

•	Each Client bears only those expenses that are permissible under the pertinent advisory agreement, limited partnership agreement and/or other applicable documentation;

•	Expenses that a Client will bear are adequately disclosed in the pertinent PPM, Form ADV and/or other applicable disclosure document;

•	Expenses that are attributable to Adviser and one or more Clients are allocated in a fair manner in accordance with disclosures to all pertinent Clients; and

•	Expenses shared by more than one Client are allocated fairly among all relevant Clients in accordance with disclosures to all pertinent Clients.

XXIV. ANTI-MONEY LAUNDERING AND IDENTITY THEFT (RED FLAGS)

Notwithstanding the fact that introducing brokers and advisers who refer Clients to the Adviser have independent AML policies and procedures, Schafer Cullen Capital Management, Inc. is not relieved of the responsibility and must comply with applicable anti-money laundering laws. Adviser does not accept cash derived from or intended for use in any illegal activity. Likewise, the Adviser does not accept securities, notes or other transferable items for deposit. To comply with its obligations under the anti-money laundering rules, Adviser may seek and Clients (including, for purposes of this section, Fund investors) may be required to provide information regarding the beneficial ownership of accounts to ensure compliance. Individual Clients may be asked to provide information such as a passport or government-issued identification and a description of the individual’s occupation. Clients who are non-natural persons may be asked to provide the names and addresses of all principals and a copy of the document establishing the entity. References from other financial institutions and other documentation may also be required if Adviser deems it necessary to ensure compliance with the anti-money laundering laws.

Account review

New accounts are screened by the Adviser to ensure compliance with AML regulations, when necessary, account names and/or principals are compared to FINCEN and OFAC lists.

Canadian law requires all Canadian accounts to be reviewed upon receipt and on a monthly basis and compared to FINTRAC for potential matches to the Designated Persons listing.

Reporting

Suspicious Transactions - The Adviser must report where there are reasonable grounds to suspect that a transaction or an attempted transaction is related to the commission or attempted commission of a money-laundering scheme.

Terrorist Property – The Adviser must report where it knows that there is property in its possession or control that is owned or controlled by or on behalf of a terrorist or a terrorist group.

Politically Exposed Person – The Adviser must take reasonable measures to determine whether it is dealing with a politically exposed person for new or existing accounts.

Training

The Chief Compliance Officer will conduct annual training of personnel to ensure that they understand the laws and the procedures in place to detect and avoid money-laundering situations.

XXV. IDENTITY THEFT PREVENTION PROGRAM

I. Policy

Schafer Cullen Capital Management, Inc. (the “Adviser”) will protect our customers and their accounts from identity theft and will comply with the SEC’s Red Flags Rule. We will do this by developing and implementing this written Identity Theft Prevention Program (“ITPP”), to detect, prevent, and mitigate identity theft in connection with the opening of a covered account or any existing covered account. This ITPP addresses

1)            Identifying relevant identity theft Red Flags for our Adviser;

2)            Detecting those Red Flags;

3)            Responding appropriately to Red Flags to prevent and mitigate identity theft; and

4)            Updating our ITPP periodically to reflect changes in risks.

A majority of clients are referred to the Adviser by independent third parties or financial advisers (“client representative(s)”) who conduct independent red flags reviews and have separate AML, CIP and ITPP(s). In certain cases, the Adviser will not have a direct relationship with the underlying client and will rely on information provided by the client representative. Nonetheless, the Adviser will review client accounts in compliance with this ITPP.

II. ITPP Approval and Administration

Senior management of the Adviser is responsible for approval of this ITPP. The Chief Compliance Officer is responsible for the oversight, development, implementation and administration of the ITPP. The CCO may delegate operational aspects of the program to supervised persons.

III. Relationship to Other Adviser Programs

Our ITPP is designed to be integrated into the Adviser’s existing compliance policies and procedures including its AML and customer identification policies and procedures under Regulation S-P.

IV. Identifying Relevant Red Flags

To identify relevant identity theft Red Flags, we must assess certain risk factors and sources, as well as the categories and examples listed in the Red Flag Identification and Detection Grid.

V. Detecting Red Flags

When opening accounts, we review the identifying information provided and if the client is not known to the Adviser or the client’s representative, verify the identity of the person opening the account by using our CIP. For existing accounts, we may periodically authenticate customer requests when identity changes are requested or request additional information from the client’s representative, monitor transactions, and verify the validity of changes of address.

Red Flag Identification and Detection Grid

Red Flag	Detecting the Red Flag
Identification presented looks altered or forged.	The Adviser will scrutinize identification presented to make sure it is not altered or forged and may request additional documentation from the client or client’s representative.
Information on the identification does not match other information our Adviser has on file for the account.	The Adviser may request additional documentation from the client or client’s representative.
The investment management agreement, or other supporting documentation appears to have been altered, forged or torn up and reassembled.	The Adviser will scrutinize account documentation to ensure it has not been altered, forged, or torn up and reassembled. The Adviser may request additional documentation from the client or client’s representative.
Inconsistencies exist between the information presented and other things we know about the client.	The Adviser will contact the client or client’s representative verify possible inconsistencies between the information presented and other things known about a client.
The Adviser learns that the address or telephone number for a client has been used by many other people opening accounts or other customers.	The Adviser will look to verify the information provided and if necessary will freeze the account and file a suspicious activity report.
Soon after our Adviser gets a change of address request for an account, we are asked to add additional access means or authorized users for the account.	We will verify change of address requests by either contacting the client or the client’s representative directly.
Mail our Adviser sends to a customer is returned repeatedly as undeliverable even though the account remains active.	We will note any returned mail for an account and immediately check the account’s activity. We will attempt to contact the client or the client’s representative to obtain correct contact information and, if unsuccessful, may freeze an account.
We are told that an account has been opened or used fraudulently by a customer, an identity theft victim, or law enforcement.	We will verify that the notification is legitimate and involves an Adviser account, and then investigate the report.
We learn that unauthorized access to the customer’s personal information took place or became likely due to data loss, leakage, or breach.	We will contact the client or the client’s representative to learn the details of the unauthorized access to determine if other steps are warranted.

XXVI. RUMORS;AND MANIPULATIVE TRADING PRACTICES

Adviser personnel are prohibited from circulating false rumors and rumors of sensational character that reasonably may be expected to affect market conditions for one or more securities, sectors or markets, or improperly influencing any person or entity. Intentionally creating, passing or using false rumors may violate the antifraud provisions of federal securities laws and is contrary to Adviser’s expectations regarding appropriate behavior of its personnel.

Section 9(a)(2) of the Exchange Act and Rule 10b-5 thereunder make it unlawful for any person, acting alone or with others, to trade any security in order to create actual or apparent active trading in such security, or raise or depress the price of the security.

Adviser personnel are prohibited from engaging in actual or apparent trading in a security for the purpose of (i) inducing the purchase or sale of such security by others; or (ii) causing the price of a security to move up or down. The Exchange Act does not prohibit otherwise lawful activity that has the incidental result of changing the supply or demand or the intrinsic value of a security.

XXVII.            FOREIGN CORRUPT PRACTICES ACT

The U.S. Foreign Corrupt Practices Act (the “FCPA”) makes it unlawful for any U.S. company—or any of its officers, directors, employees, agents or stockholders acting on its behalf—to offer, pay, promise or authorize any bribe, kickback or similar improper payment to any foreign official, foreign political party or official or candidate for foreign political office to assist the U.S. company in obtaining, retaining or directing business. Companies or persons violating this law are subject to severe civil and criminal penalties, including imprisonment. It is Adviser’s policy to comply with the FCPA and all other applicable laws prohibiting bribery or other improper payments.

Under the FCPA, prohibited offers or payments include the offer or payment of money or the giving of anything of value to any officer or employee of a foreign government or any department, agency or instrumentality thereof. Excepted are certain small “facilitating” payments to ensure the performance of routine, nondiscretionary governmental duties and payments or reimbursements of reasonable and bona fide expenses of a foreign official (e.g., travel and lodging expenses) relating to the promotion, demonstration or explanation of a product or service or to the execution or performance of a contract with a foreign government. Before offering or making any type of gift or payment to or on behalf of a foreign official, Adviser personnel must obtain written approval in advance from the Chief Compliance Officer.

The FCPA not only prohibits direct payments to a foreign official, but also prohibits U.S. companies from making payments to third parties— such as a foreign partner, sales agent or other intermediary—with knowledge (broadly defined) that all or a portion of the payment will be passed on to a foreign official. Accordingly, Adviser’s Chief Compliance Officer must approve in advance the hiring of any agent or intermediary who may be involved in soliciting a potential investment from, or other transaction with, a foreign government or government entity.

APPENDIX A

PRIVACY POLICY

SCHAFER CULLEN CAPITAL MANAGEMENT, INC.

CULLEN CAPITAL MANAGEMENT, LLC

Updated March 31, 2020

Introduction

This Privacy Policy sets forth the privacy practices of Schafer Cullen Capital Management, Inc. and Cullen Capital Management, LLC (“Firm”, “we”, “us” and “our”). This Policy covers the personal information provided by or relating to current, former and prospective investors (each, an “Investor”); employees; and any other individual whose personal information the Firm collects or acquires. In particular, this notice describes (i) the types of personal information the Firm may collect and from where we may collect such information, (ii) how we may use personal information, and (iii) the conditions under which we may disclose such information to our affiliates and to nonaffiliated third parties. For the purpose of applicable European data protection laws, we are the controller of your personal information. If you are an Investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal information on individuals connected to you for any reason in relation to your investment with us, this Policy is relevant for those individuals, and you should transmit this Policy to such individuals or otherwise advise them of its content.

The Types Of Personal Information That May Be Collected About You And How We Use And Share The Information

For the purposes of this Policy, “personal information” means information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual, consumer or household. We describe below the types of such information we have collected in the prior 12 months and provide the sources from which that information was collected, why we collected the information, and with whom we have shared such information. We anticipate continuing to collect the information discussed below from the same sources, as well as continuing to use and share it as described below.

We do not and will not sell personal information to third parties.

Categories Of Personal Information We Collected

•	Identifiers, such as name, email address, address, phone number, facsimile number, IP address, date of birth, social security number, tax identification number, driver’s license number, passport information, or other similar identifiers

•	Characteristics of protected classes and demographic information, such as age, sex, and marital status

•	Commercial and financial information, such as records of information on investments, assets, net worth, tax status, holdings, account balances, transaction history, bank account details, and wire transfer instructions

•	Internet or other electronic activity information, including information regarding an individual’s interaction with a website or mobile application, emails sent and received

•	Professional or employment-related information

•	Education information

The Sources From Which We Collected Personal Information

We may collect certain personal information, including, without limitation: (a) information received directly from an individual, such as social security number, tax identification number, account information and wire transfer instructions; (b) information about transactions with any affiliates of the Firm or nonaffiliated third parties, such as account balances, account numbers and account activity; and (c) broker statements, custodial statements, trade confirmations, and other information that we may receive from third parties, including brokers, consultants, custodians or financial planners.

The Firm may, for example, obtain such personal information when an Investor makes an investment in a separate account or fund, gives contact information, makes a wire transfer, provides government-issued identification information, makes an additional contribution to a separate account or fund or requests a redemption.

We also may use cookies (which are small amounts of data sent from a web server to your browser that are stored on your computer’s hard drive) to keep track of your use of our website (including, for example, Google Analytics), to: validate your identity; remember your password and preferences, tailor the website to your account to meet your interests, and improve the quality of our website. Generally, you can set your browser not to accept cookies or to notify you if you are sent a cookie, giving you the opportunity to choose whether or not to accept the cookie. Please note that if you do set your browser not to accept cookies, our website may not function properly. Alternatively, to find out more about cookies, including how to see what cookies have been set and how to manage and delete them, you can visit: www.allaboutcookies.org.

We automatically collect certain information to help us understand how you use our website. For example, each time you visit our website we may automatically collect your IP address, browser and computer type, access time, the webpage from which you came, and the webpage(s) that you access during your visit. We may combine such data with personal information in a manner that enables us to trace your data to an individual user.

“Do Not Track” signals are options available on your browser to tell operators of websites that you do not wish to have your online activity tracked. We do not take action in response to these signals.

The Purposes For Which We Collected Personal information

We may use personal information for the following purposes:

Purpose	Legal Basis
Providing Investor services, including onboarding new Investors and opening accounts, servicing existing accounts, including processing subscriptions, redemptions and transfers, responding to Investor requests and concerns	This use of personal information is necessary for the performance of an Investor’s contract with us.
Carrying out our obligations arising under our contract with you and to enforce the same	This use of personal information is necessary for the performance of an Investor’s contract with us and in order for us to comply with our legal and regulatory obligations.
For offering, providing, and marketing our products and services, connecting individuals with other products and services, and other legitimate business and commercial purposes

This use of personal information is necessary for our legitimate interest to manage our business including for legal, personnel, administrative and management purposes, provided that our interests are not overridden by an individual’s interests.

If applicable law requires that we receive an Investor’s consent before sending an Investor certain types of marketing communications, we will only send Investors those types of communications after receiving an Investor’s consent. If an Investor wishes to stop receiving marketing communications from us, Investors can unsubscribe via a link at the bottom of the relevant communication or contact us using the following contact details: info@schafer-cullen.com

Conducting statistical research or analysis	This use of personal information is necessary for our legitimate interest to manage our business and provide the services requested by you, provided that our interests are not overridden by an individual’s interests.
Human resources functions, including for performance and talent/practice management	This use of personal information is necessary for our legitimate interest to manage our business and may be necessary in order for us to comply with our legal and regulatory obligations or for the performance of our contract with you.
Verifying or authenticating your identity, including for access to our systems	This use of your personal information is necessary in order for us to comply with our legal and regulatory obligations.
Protecting our facilities, systems, and personnel; preventing fraud, abuse and crime; responding to emergencies.	This use of your personal information is necessary in order for us to comply with our legal and regulatory obligations.

Please note that subject to applicable data protection laws, you may have a right to object to the processing of your personal information where that processing is carried out for the Firm’s legitimate interest.

Categories Of Entities With Which Personal Information Is Shared

We do not disclose personal information that we have collected except as permitted by law. We may share your personal information for everyday business purposes, such as to process your transactions, maintain your accounts, transact with service providers, or act in accordance with our governing documents; for our marketing purposes with service providers we use to offer our products and services to you; and for our affiliates’ everyday business purposes. We also may share your personal information: (i) with nonaffiliated service providers, such as transfer agents, fund administrators, custodians, broker-dealers, accountants and lawyers; (ii) with fraud prevention agencies and law enforcement agencies; (iii) with courts, governmental and nongovernmental regulators and ombudsmen; (v) where we have your consent; (vi) as required or permitted by law, including but not limited to comply with a subpoena or similar legal process or government request, or when we believe in good faith that disclosure is legally required or we have a legitimate interest in making a disclosure, such as where necessary to protect the Firm’s rights and property; and (vii) as part of a transaction with a successor or affiliate or in connected with any acquisition, merger, or sale of assets. If you are a new Investor, we can begin sharing your information 30 days from the date we sent this Privacy Notice. When you are no longer an Investor, we continue to share your information as described in this Privacy Notice. State laws and individual companies may give you additional rights to limit sharing.

We do not share your personal information for any joint marketing purposes with other financial companies, for our affiliates to market to you, or for non-affiliates to market to you. We also do not share your creditworthiness information for our affiliates’ everyday business purposes.

Transfer Of Personal Information Outside The EEA/UK Of Individuals Located In The EEA/UK

For those Investors who are located in the European Economic Area (“EEA”) or the UK, we may disclose such Investors’ personal information to recipients (including affiliates) located in countries outside of the EEA and the UK, including in the U.S. where we are based, which may not have information privacy laws equivalent to those in the EEA and the UK. In such a case, we will take all necessary steps to ensure the safety of your personal information in accordance with applicable information protection laws. By submitting your personal information to us, you consent to the transfer of your personal information to us, and other recipients described in this Privacy Policy which may not have data protection laws equivalent to those in the EEA or the UK. You may withdraw your consent at any time. The withdrawal of consent shall not affect the lawfulness of processing based on consent before its withdrawal.

Rights Of Individuals

Individuals located in the EEA/UK. Under applicable European data protection laws and regulations, individuals, subject to certain limitations and exceptions, who are located in the EEA or the UK may have a right to: (i) request access to and rectification or erasure of their personal information; (ii) obtain restriction of processing or to object to processing of their personal information; and (iii) ask for a copy of their personal information to be provided to them or a third party, in digital format. If you wish to exercise any of these rights you should contact us at info@schafer-cullen.com. You also have the right to lodge a complaint about the processing of your personal information with your local data protection authority.

California Residents. The California Consumer Privacy Act of 2018 (the “CCPA”) grants California residents certain rights with respect to their personal information, including, as described below, the right to access or delete their personal information. These rights are subject to certain limitations. They do not apply to (i) personal information about employees, applicants, and contractors; (ii) information processed exclusively in the business-to-business context (e.g., information about an individual acting in his or her capacity as a representative of an entity), or (iii) information collected, processed, sold, or disclosed pursuant to the federal Gramm-Leach Bliley Act (Public Law 106-102) and its implementing regulations. Where exceptions to the CCPA apply to a request you submit, we will provide you with an explanation.

Right to request disclosure of information we collect and share about you. You can submit a request to us for the following personal information we have collected:

•     The categories of personal information we’ve collected about you

•     The categories of sources from which we collected the personal information

•     The business or commercial purposes for which we collected the personal information

•     The categories of third parties with which we shared the personal information

•     The specific pieces of personal information we collected

You can also submit a request to us for the categories of personal information that we have disclosed for a business purpose.

Our responses to any of these requests will cover the 12-month period preceding our receipt of the request.

Right to request the deletion of personal information we have collected from you. Upon request, we will delete the personal information we have collected about you, except for situations where specific information is necessary for us to: provide you with a product or service that you requested; perform a contract we entered into with you; maintain the functionality or security of our systems; or comply with or exercise rights provided by law. The law also permits us to retain specific information for our exclusively internal use, but only in ways that are compatible with the context in which you provided the information to us or that are reasonably aligned with your expectations based on your relationship with us.

How can you make a request to exercise your rights? To exercise your right to access or delete your personal information, you may call us at 800-644-6595 or email us at info@schafer-cullen.com.

How we will handle a request to exercise your rights. When you make an access or deletion request, we will first acknowledge receipt of your request within 10 days of receipt of your request. We will provide a substantive response to your request as soon as we can, generally within 45 days from when we receive your request, although we may be allowed to take longer to process your request under certain circumstances. If we expect your request is going to take us longer than normal to fulfill, we’ll let you know.

When you make a request to access or delete your personal information, we will take steps to verify your identity. These steps may include asking you for personal information, such as your name, address, or other information we maintain about you. If we are unable to verify your identity with the degree of certainty required, we will not be able to respond to the request. We will notify you to explain the basis of the denial.

There may be some types of personal information that can be associated with a household (a group of people living together in a single home). Requests for access or deletion of household personal information must be made by each member of the household. We will verify each member of the household using the verification criteria explained above. If we are unable to verify the identity of each household member with the degree of certainty required, we will not be able to respond to the request. We will notify you to explain the basis of our denial.

You may also designate an authorized agent to submit requests on your behalf. If you do so, you will be required to verify your identity by providing us with certain personal information as described above. Additionally, we will also require that you provide the agent with written permission to act on your behalf, and we will deny the request if the agent is unable to submit proof to us that you have authorized them to act on your behalf.

If you exercise any of the rights explained in this Notice, we will continue to treat you fairly.

Policies and Practices Regarding the Confidentiality and Security of Such Personal Information and Retention

The Firm has implemented reasonable security policies and procedures designed to safeguard personal information against unauthorized access, disclosure, or use. We will retain Investor personal information for as long as required for us to perform the services or comply with applicable legal/regulatory obligations, provided that we ensure the confidentiality of such personal information and such personal information is only processed as necessary for the purposes specified in the applicable law requiring its storage or as otherwise permitted. Where we require your personal information to comply with anti-money laundering or other legal requirements, failure to provide this information means we may not be able to accept you as an Investor or may result in the relationship with you being terminated.

Minors’ Information

Our products and services are not directed to minors under the age of 18, and we do not knowingly collect personal information from minors. We may collect certain children’s information from a parent or legal guardian for our financial products and services (such as when a minor is identified as a beneficiary on a parent’s account), but we do not sell any such personal information to third parties.

Third-Party Links

Please note that this website may contain links to third-party websites. Please be aware that we are not responsible for the privacy practices of other websites. This website offers no guarantees on the safety or suitability of websites featured on third-party links, and any user who chooses to follow such links does so at his or her own risk.

Changes To This Privacy Notice

We may revise this Notice at our discretion. We will post any changes on this page and update the “Last Updated” date, so be sure to check back periodically. For material retroactive changes, we will notify you consistent with the law. Your continued use of our website and services after changes have been posted will constitute your acceptance of this Privacy Notice and any changes.

Accessibility

We are committed to ensuring that our communications are accessible to people with disabilities and welcome accessibility-related requests or reports of barriers in respect thereof. Please direct such requests or reports to the address or number below.

Getting In Touch

If you have any questions or comments about this notice, the ways in which we collect and use your personal information, your choices and rights regarding such use, wish to exercise your privacy rights under European or California law, or would like to request changes to any of your personal information, you can contact us at:

Phone: 800-644-6595

Email: info@schafer-cullen.com

Attention: Compliance

APPENDIX B

BEST EXECUTION POLICY

It is the objective of Schafer Cullen Capital Management, Inc. (SCCM) & Cullen Capital Management, LLC (CCM) (collectively, the “Adviser”) to act in the best interests of its investing Clients. One aspect of achieving this objective is to ensure that the Adviser achieves best execution from the broker-dealers the Adviser uses to execute transactions on behalf of the Clients it advises. The policies and procedures described in this document are designed to ensure that the Adviser minimizes its overall transaction costs and retains access to services that are crucial to the investment process.

The ultimate goal of the Adviser’s approach to transaction management is to make well-informed trade execution decisions that maximize the value of client portfolios that the Adviser has under management. While the choice of dealer will often be a function of the facts and circumstances surrounding a particular execution, in general, in seeking best execution the Adviser will consider the following factors:

Commission rates charged by the broker or dealer to execute the transaction and the ability to minimize overall execution costs to the Adviser;

Likely market impact of the order and the Adviser’s opinion of which broker or dealer is best able to handle the order with a minimum of adverse market impact;

Expertise in the specific securities or sectors in which the Adviser seeks to trade;

Reputation for diligence, fairness, and integrity;

Quality of research and investment ideas presented to the Adviser by the dealer;

Adequacy of trading infrastructure, technology and capital;

Willingness to position securities subject to the order or commit the dealer’s capital;

Ability to accommodate any special execution or order handling; requirements that may surround the particular transaction; and

Targeted allocation of commission revenues and the extent to which there is variance around those targets that should be addressed.

In addition to the dealer selection criteria described above, the Adviser has the following transaction process review policies and procedures in place:

The principals of the Adviser and the portfolio managers meet periodically to review the effectiveness of this policy, the list of dealers with which the Adviser does business and the levels of business conducted with those firms. Minutes of these meetings will be taken and maintained in the Adviser’s files.

The Adviser has adopted Trade Allocation Procedures that are designed to avoid potential conflicts of interest.

The Adviser has adopted policies and procedures that prohibit and are designed to prevent insider trading by Adviser personnel to ensure that personal trading by Adviser personnel does not interfere with trading on behalf of Clients or breach securities laws that govern the Adviser’s business.

The Adviser maintains a commission run that is updated and reviewed periodically to ensure that distribution of commission revenues to dealers is consistent with the Adviser’s view of the quality of overall service provided by the dealers.

All of the Adviser’s orders are monitored by the Head Trader to help ensure that the Adviser optimizes order handling and transaction execution. By centralizing the order flow management and communication with dealers, the Adviser seeks to minimize the chance for errors and ensure that the Adviser receives timely order execution reports/fills back to the trading desk and portfolio managers.

The Adviser seeks feedback from all personnel who interact regularly with the dealers with which the Adviser does business, in order uncover any problems with the dealer’s ability to execute trades.

The Adviser has access to a variety of execution methods, including ECNs, and chooses the most appropriate method in a given situation to help achieve the best possible economics for the Adviser’s investing Clients.

Clients on the digital advisory platform will participate in a wrap fee arrangement and trading will be conducted by the third party clearing firm hired as sub-adviser. The Adviser will review reports provided by the third party regarding trade executions on a periodic basis to evaluate the quality of the execution of client trades. The Adviser will review the third party’s trading processes on a periodic basis as part of its ongoing due diligence.

The Adviser maintains familiarity with CFA Institute Soft Dollar Standards and, to the extent the Adviser determines to enter into any soft dollar arrangements, will review any potential soft dollar activity with those guidelines in mind. The Adviser will seek to observe the fundamental principles of such Standards, and will evaluate the Adviser’s soft dollar practices in light of such Standards. The fundamental principles of such Standards are as follows:

●	an investment manager is a fiduciary and, as such, must disclose all relevant aspects concerning the benefits the manager receives through its Clients’ brokerage;

●	proprietary research and third-party research are to be treated the same in evaluating soft dollar arrangements, since the research that the investment manager receives from each is paid for with client brokerage;

●	research should be purchased with client brokerage only if the primary use of the research, whether a product or service, directly assists the investment manager in its investment decision-making process and not in the management of the investment firm; and

●	when in doubt, the research should be paid for with investment manager assets, not client brokerage.

●	The Adviser seeks to fully and accurately disclose its trade execution practices to its Clients. Relevant disclosure information is provided in the Adviser’s SEC Form ADV, including information related to its soft dollar practices.

●	Required records that relate to trading and execution are maintained according to SEC record retention rules.

●	The Adviser is committed to protecting the confidentiality of your personal information. We restrict access to authorized employees who are trained in the proper handling of client information. In addition, the Adviser maintains physical, electronic and procedural safeguards that meet applicable legal standards to protect your non-public personal information.

APPENDIX C

TRADE ALLOCATION PROCEDURES

Schafer Cullen Capital Management, Inc. (SCCM) & Cullen Capital Management, LLC (CCM) (collectively, the “Adviser”) allocates trades fairly over time and does not favor certain performance-based or other client accounts. In addition, the Adviser prohibits allocating profitable trades at each day’s end, disproportionately favoring certain Clients.

The Adviser supervises the allocation of transaction costs and securities among Clients’ accounts. The designated supervisor reviews trading activity to ensure that the Adviser is not unfairly favoring any client accounts over time. Determination of whether an allocation is unfair will depend on the individual facts and circumstances and the Clients’ needs and financial objectives. In allocating trades among client accounts, the Adviser will make every reasonable effort to allocate such trades fairly and equitably over time in view of the different diversification requirements, leverage, risk parameters and current positions of the accounts.

The Adviser’s discretionary client accounts often follow a similar strategy. If Adviser decides to purchase or sell the same securities for several Clients at approximately the same time, Adviser may, to the extent permitted by applicable law, but is not obligated to, combine or “batch” such orders to obtain best execution, to negotiate more favorable commission rates or to allocate equitably among Adviser’s Clients differences in prices and commissions or other transaction costs that might have pertained had such orders been placed independently. Under this procedure, transactions will be averaged as to price and transaction costs and will be allocated among Adviser’s Clients (which may include persons associated with Adviser and Clients in which persons associated with Adviser have invested) in proportion to the purchase and sale orders placed for each client account on any given day. Such aggregation of orders should, on average, slightly reduce the overall costs of the transaction. Adviser will not aggregate orders if, in a particular instance, Adviser believes that aggregation would cause a client’s cost of execution to increase. Adviser’s policies for aggregation of transactions are as follows:

1.            Adviser shall not aggregate transactions unless it believes such aggregation is consistent with its duty to seek best execution (which shall include best price) for its Clients and is consistent with the terms of Adviser’s investment management or advisory agreements;

2.            No advisory account will be favored over any other account over time; and each account that participates in an aggregated order will participate at the average share price for all transactions of Adviser in that security on a given business day, with all transaction costs shared on a pro rata basis;

3.            Adviser will prepare, before entering an aggregated order, a written statement (the “Allocation Statement”) as to how the order will be allocated among the various accounts;

4.            If the aggregated order is filled substantially in its entirety, it shall be allocated among the accounts in accordance with the Allocation Statement; if the order is not substantially filled, it shall generally be allocated pro-rata in accordance with the original order.;

5.            Notwithstanding the foregoing, the order may be allocated on a basis different from that specified in the Allocation Statement if all accounts of Clients whose orders are allocated receive fair and equitable treatment over time and the reason for any material difference in the allocation is explained in writing and is approved in writing by Adviser’s Chief Compliance Officer as soon as practical;

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6.            If an aggregated order is partially filled and allocated on a basis different from that specified in the Allocation Statement, no account that is benefited by such different allocation may affect any purchase or sale, for a reasonable period following the execution of the aggregated order, that would result in it receiving or selling more shares than the amount of shares it would have received or sold had the aggregated order been completely filled;

7.            Adviser’s books and records will separately reflect, for each account of a client whose orders are aggregated, the securities held by, and bought and sold for, each account;

8.            Funds and securities of Clients whose orders are aggregated will be deposited with one or more banks or broker-dealers, and neither the Clients’ cash nor their securities will be held collectively for the Clients any longer than is necessary to settle the purchase or sale in question on a delivery versus payment basis; cash or securities held collectively for Clients will be delivered out to the bank or broker-dealer having custody of the client’s account as soon as practicable following settlement;

9.            Adviser will receive no additional compensation or remuneration of any kind as a result of this procedure; and

10.          Individual investment advice and treatment will be accorded to each advisory client’s account.

●	Adviser may from time to time acquire on behalf of client accounts securities issued in initial public offerings. In certain cases, the offered securities may trade, or be expected to trade, at a premium to their offering price upon commencement of secondary market trading. Securities acquired in initial public offerings often involve greater volatility, involve a higher degree of risk and generally have smaller market capitalizations than other types of equity securities purchased for client accounts. As a result, Adviser generally sells such securities in the immediate after-market and allocates the gains or losses to eligible Clients according to an alphanumeric listing on a portfolio register. The amount of each allocation is determined by Adviser according to general guidelines that consider, among other things, the amount of assets in each account. Prior IPO losses, if any, may be considered in determining subsequent allocations. Non-discretionary assets for which no fee is paid and fixed-income assets are excluded from the determination process. In order to avoid any potential conflict or interest, an account or related accounts of any person who is “restricted” under applicable “new issues” rules adopted by FINRA are not eligible to participate in initial public offerings.

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APPENDIX D

TRADING ERRORS POLICY

Schafer Cullen Capital Management, Inc. (SCCM) & Cullen Capital Management, LLC (CCM) (collectively, the “Adviser”) attempts to minimize trade errors by promptly reconciling confirmations with order tickets and intended orders. Adviser generally reviews past trade errors to assess whether a trade error was a result of a weakness in internal controls. If it is determined that a weakness in internal controls caused or contributed to the error, mitigating controls are established to rectify the identified control weakness.

Trading errors must be corrected at no cost to the client. A list of possible trade errors is included in Attachment 1.

Trade Error Procedures

1.     Identification of Trade Error

a.    The portfolio manager identifies the error, its cause and the party (-ies) responsible for the error, and notifies Adviser’s Chief Compliance Officer, or his or her designee (“CCO”).

b.    Trade errors must be corrected as soon after discovery as reasonably practicable, consistent with the orderly disposition (and/or acquisition, as applicable) of the securities in question. If it is determined that more than two days are needed to correct an error, the approval of the CCO to delay resolution of the error must be obtained.

2. Correcting a Trade Error

a.    A trade error in one client’s account may be corrected through a reallocation to the amounts of securities allocated to other Clients’ accounts. Such reallocation (pre-settlement disposition) or transfer (post settlement disposition) must represent a legitimate investment decision on behalf of each client account involved, and then only if the reallocation or transfer is done without loss to the transferee account. A legitimate investment decision means a trade that is deemed to be made in the best interest of the client. It must be an investment that the portfolio manager would have made regardless of whether the error had occurred. Regulatory restrictions may limit post-settlement adjustments through purchases and sales among certain types of accounts. In no event may such a post-settlement adjustment involve any account subject to ERISA. This section does not relate to trade allocation entry errors, which are not considered trade errors but trade breaks, and which are addressed below.

b.    In the case of a trade error caused by Adviser that is discovered prior to settlement, the portfolio manager may seek cancellation of the trade by the broker if it is documented (e.g., by a printout from a trade screen or such other evidence as the CCO may require) that the price at which the trade was originally placed is not outside the spread quoted for the security at the time of cancellation. Any such error shall be reported as a trade error notwithstanding cancellation of the trade.

c.    Trade errors resulting in losses shall be corrected without disadvantage to the client: The client must be “made whole,” to the full extent of Adviser’s legal responsibilities to the client. Should Adviser not have funds available for reimbursement of any such client loss, management fees, while continuing to accrue, will not be paid to Adviser until such outstanding balance due the client is paid.

d.    Broker-dealers may not be permitted to assume responsibility for trade error losses caused by Adviser, nor may there be any reciprocal arrangements with respect to the trade in question or any other trade to encourage the broker to assume responsibility for such losses.

e.    Any trade ticket that is altered for the purpose of correcting a trade error by changing the trade date or time, the amount purchased or sold, the name of the security or the client account must be reviewed by the CCO.

f.     Adviser shall maintain, in a trading error file, an “audit trail” of the trade error substantiating its resolution. Such documentation may include account statements, trade confirmations, internal memoranda and reimbursement checks.

Trade Break Procedures

Adviser must correct/amend certain trades for which there are reconciliation differences between Adviser’s broker/dealers, custodians and/or various Clients. Adviser monitors such “trade breaks” in the manner discussed below:

1.     After Adviser processes its daily trades and updates its books and records, it reconciles any trade breaks.

2.    The trade break reports, which are downloaded from the custodian or broker-dealer, are reviewed by appropriate personnel of Adviser.

3.     Trade breaks are to be resolved in a timely manner through discussion among the CCO and other appropriate personnel of Adviser and broker(s) and when necessary the Clients' custodian(s).

4.    Upon resolution any amendments to the trade are posted in the respective Clients’ account(s); trade break reports are reflective of such amendments.

Attachment 1

Possible Trade Errors

Types of Errors to Which Error Correction Procedures Apply	Example
Purchase/sale of securities not legally authorized for an account	Buy securities for an account statutorily barred from owning such securities
Purchase/sale of securities not authorized by the account’s investment objectives	Buy start-up, private placement securities for an account whose investment objectives preclude such investments
Purchase/sale of wrong or unintended number of securities	Buy 20,000 shares when intended to buy 2,000 shares
Purchase/sale of wrong or unintended securities	Buy Transcontinental Realty Investors, Inc., whose stock symbol was TCI, while intending to buy Telecommunications, Inc., whose stock symbol was TCOMA
Purchase/sale of securities for wrong or unintended account	Buy Shares for account X when the plan had been to buy the same shares for account Y
Allocation of wrong or unintended number of securities	Buy 20,000 shares and allocate 5,000 to each of five accounts
Allocation of securities to wrong or unintended account	Buy 20,000 shares and allocate 5,000 to account X, which has insufficient funds to cover the purchase
Failure to purchase/sell securities as intended	Hold, rather than sell, securities intended to be sold from a client account
Failure to follow specific client directives to purchase/sell/hold/wait to purchase securities	Client directs that a particular investment be liquidated on December 31, but Adviser fails to execute this liquidation until January 3

APPENDIX E

PROXY VOTING POLICIES

1. Background

The act of managing assets of Clients may include the voting of proxies related to such managed assets. Where the power to vote in person or by proxy has been delegated, directly or indirectly, to the investment adviser, the investment adviser has the fiduciary responsibility for (a) voting in a manner that is in the best interests of the client, and (b) properly dealing with potential conflicts of interest arising from proxy proposals being voted upon.

The policies and procedures of Schafer Cullen Capital Management, Inc.(SCCM) & Cullen Capital Management LLC (CCM) collectively (the “Adviser") for voting proxies received for accounts managed by the Adviser are set forth below and are applicable if:

The underlying advisory agreement entered into with the client expressly provides that the Adviser shall be responsible to vote proxies received in connection with the client’s account; or The underlying advisory agreement entered into with the client is silent as to whether or not the Adviser shall be responsible to vote proxies received in connection with the client’s account and the Adviser has discretionary authority over investment decisions for the client’s account; or In case of an employee benefit plan, the client (or any plan trustee or other fiduciary) has not reserved the power to vote proxies in either the underlying advisory agreement entered into with the client or in the client’s plan documents.

These Proxy Voting Policies and Procedures are designed to ensure that proxies are voted in an appropriate manner and should complement the Adviser’s investment policies and procedures regarding its general responsibility to monitor the performance and/or corporate events of companies which are issuers of securities held in managed accounts. Any questions about these policies and procedures should be directed to Chief Compliance Officer.

2. Proxy Voting Policies

In the absence of specific voting guidelines from a client, as described in detail below, the Adviser will vote proxies in a manner that it believes is in the best interest of the client, which may result in different voting results for proxies for the same issuer. The Adviser shall consider only those factors that relate to the client's investment or dictated by the client’s written instructions, including how its vote will economically impact and affect the value of the client's investment (keeping in mind that, after conducting an appropriate cost-benefit analysis, not voting at all on a presented proposal may be in the best interest of the client).

A. Specific Voting Policies

1. On Routine Items, the Adviser will generally vote for:

•	The election of directors (where no corporate governance issues are implicated).

•	The selection of independent auditors.

•	Increases in or reclassification of common stock.

•	Management recommendations adding or amending indemnification provisions in charter or by-laws.

•	Changes in the board of directors.

•	Outside director compensation.

•	Proposals that maintain or strengthen the shared interests of shareholders and management.

•	Proposals that increase shareholder value.

•	Proposals that will maintain or increase shareholder influence over the issuer's board of directors and management.

•	Proposals that maintain or increase the rights of shareholders.

2. On Non-Routine and Conflict of Interest Items the Adviser will generally vote:

•	For management proposals for merger or reorganization if the transaction appears to offer fair value.

•	Against shareholder resolutions that consider non-financial impacts of mergers.

•	Against anti-greenmail provisions.

B. General Voting Policy

If the proxy includes a Routine Item that implicates corporate governance changes, a Non-Routine Item where no specific policy applies or a Conflict of Interest Item where no specific policy applies, then the Adviser may engage an independent third party to determine how the proxies should be voted.

With respect to each and every issue, the Adviser and its employees shall vote in a prudent and timely fashion and only after a careful evaluation of the issue(s) presented on the ballot.

In exercising its voting discretion, the Adviser and its employees shall avoid any direct or indirect conflict of interest raised by such voting decision. The Adviser will provide adequate disclosure to the client if any substantive aspect or foreseeable result of the subject matter to be voted upon raises an actual or potential conflict of interest to the Adviser or any of the following, each of which is an “Interested Person”:

•	any affiliate of the Adviser.

For these purposes, an affiliate means:

(i)	any person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with the Adviser;

(ii)	any officer, director, principal, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of the Adviser; or

(iii)	any other person for which a person described in clause (ii) acts in any such capacity;

•	any issuer of a security for which the Adviser (or any affiliate of the Adviser) acts as a sponsor, advisor, manager, custodian, distributor, underwriter, broker, or other similar capacity; or

•	any person with whom the Adviser (or any affiliate of the Adviser) has an existing, material contract or business relationship that was not entered into in the ordinary course of the Adviser’s (or its affiliate’s) business.

(Each of the above persons being an “Interested Person.”)

After informing the client of any potential conflict of interest, the Adviser will take other appropriate action as required under its proxy voting policies and procedures, as provided below.

The Adviser shall keep certain records required by applicable law in connection with its proxy voting activities for clients and shall provide proxy-voting information to clients upon their written or oral request.

Consistent with SEC Rule 206(4)-6, the Adviser shall take reasonable measures to inform its clients of (1) its proxy voting policies and procedures, and (2) the process or procedures clients must follow to obtain information regarding how the Adviser voted with respect to assets held in their accounts. This information may be provided to clients through the Adviser’s Form ADV (Part 2A) disclosure or by separate notice to the client (or in the case of an employee benefit plan, the plan's trustee or other fiduciaries).

2.    Proxy Voting Procedures

A.   The Chief Compliance Officer (the “Responsible Party”) shall be designated by the Adviser to make discretionary investment decisions for the client's account and will be responsible for voting the proxies related to that account. The Responsible Party should assume that he or she has the power to vote all proxies related to the client’s account if any one of the three circumstances set forth in Section 1 above regarding proxy voting powers is applicable.

B.    All proxies and ballots received by SCCM will be forwarded to the Responsible Party, who will then forward the materials to the respective vote aggregators for electronic setup.

C.    Prior to voting, the Responsible Party will verify whether his or her voting power is subject to any limitations or guidelines issued by the client (or in the case of an employee benefit plan, the plan's trustee or other fiduciaries).

D.   Prior to voting, the Responsible Party will verify whether an actual or potential conflict of interest with the Adviser or any Interested Person exists in connection with the subject proposal(s) to be voted upon. The determination regarding the presence or absence of any actual or potential conflict of interest shall be adequately documented by the Responsible Party (i.e., comparing the apparent parties affected by the proxy proposal being voted upon against the Adviser’s internal list of Interested Persons and, for any matches found, describing the process taken to determine the possibility, and anticipated magnitude of any conflict of interest being present), which shall be reviewed and signed off on by the Responsible Party’s direct supervisor (and if none, by the board of directors or a committee of the board of directors of the Adviser).

E.    If an actual or potential conflict is found to exist, written notification of the conflict (the “Conflict Notice”) shall be given to the client or the client’s designee (or in the case of an employee benefit plan, the plan's trustee or other fiduciary) in sufficient detail and with sufficient time to reasonably inform the client (or in the case of an employee benefit plan, the plan's trustee or other fiduciary) of the actual or potential conflict involved.

Specifically, the Conflict Notice should describe:

•      The proposal to be voted upon;

•      The actual or potential conflict of interest involved;

•      The Adviser’s vote recommendation (with a summary of material factors supporting the recommended vote); and

•      If applicable, the relationship between the Adviser and any Interested Person.

The Conflict Notice will either request the client’s consent to the Adviser’s vote recommendation or may request the client to vote the proxy directly or through another designee of the client. The Conflict Notice and consent thereto may be sent or received, as the case may be, by mail, fax, electronic transmission or any other reliable form of communication that may be recalled, retrieved, produced, or printed in accordance with the record-keeping policies and procedures of the Adviser. If the client (or in the case of an employee benefit plan, the plan's trustee or other fiduciary) is unreachable or has not affirmatively responded before the response deadline for the matter being voted upon, the Adviser may:

•	Engage a non-Interested Party to independently review the Adviser’s vote recommendation if the vote recommendation would fall in favor of the Adviser’s interest (or the interest of an Interested Person) so as to confirm that the Adviser’s vote recommendation is also in the best interest of the client under the circumstances;

•	Cast its vote as recommended if the vote recommendation would fall against the Adviser’s interest (or the interest of an Interested Person) but such vote recommendation is in the best interest of the client under the circumstances; or

•	Abstain from voting if such action is determined by the Adviser to be in the best interest of the client under the circumstances.

F.    The Responsible Party will promptly vote proxies received in a manner consistent with the proxy voting policies and procedures stated above and guidelines (if any) issued by the client (or in the case of an employee benefit plan, the plan's trustee or other fiduciaries if such guidelines are consistent with ERISA).

G.    In accordance with Rule 204-2(c)(2), as amended, under the Advisers Act the Responsible Party shall retain in the respective client’s file, the following:

•	A copy of the proxy statement received (unless retained by a third party for the benefit of the Adviser and the third party is able to promptly provide the Adviser with a copy of the proxy statement upon its request or the proxy statement is available from the SEC’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system);

•	A record of the vote cast (unless this record is retained by a third party for the benefit of the Adviser and the third party is able to promptly provide the Adviser with a copy of the voting record upon its request);

•	A copy of any document created by the Adviser or its employees that was material in making the decision on how to vote the subject proxy or that memorializes the basis for that decision; and,

•	A copy of any Conflict Notice, conflict consent or any other written communication (including emails or other electronic communications) to or from the client (or in the case of an employee benefit plan, the plan's trustee or other fiduciaries) regarding the subject proxy vote cast by, or the vote recommendation of, the Adviser.

The above copies and records shall be retained in the client’s file for a period not less than five (5) years (or in the case of an employee benefit plan, no less than six (6) years), which shall be maintained at the appropriate office of the Adviser.

H. Periodically, but no less than annually, the Adviser will:

1.    Verify that all annual proxies for the securities held in the client’s account have been received;

2.    Verify that each proxy received has been voted in a manner consistent with the proxy voting policies and procedures and the guidelines (if any) issued by the client (or in the case of an employee benefit plan, the plan's trustee or other fiduciaries);

3.    Review the files to verify that records of the voting of the proxies have been properly maintained;

4.    Maintain an internal list of Interested Persons.

APPENDIX F

ELECTRONIC COMMUNICATIONS POLICY

AND SUPERVISORY PROCEDURES

This policy has been adopted by Adviser to comply with federal and state securities laws, including Rule 204-2 under the Advisers Act as well as other relevant state, federal and international privacy and related laws. The policy was designed to ensure that the Adviser implements reasonable procedures to monitor use by Adviser’s personnel of the internet and electronic communications, including without limitation, e-mail.

All software, files and electronic communications on Adviser’s computers, network, and communications systems are the property of Adviser. These resources are made available by Adviser for its personnel, including for this purpose the personnel of SCCM / CCM (“employees”), to facilitate the ability to perform efficiently and productively. To that end, employees are to use computers, software, and internet access for the benefit of Adviser and its Clients. All electronic communications to and from Clients must be maintained in accordance with the Advisers Act and this Policy.

Any electronic communications sent by an employee of Adviser to Clients, customers, service providers, another employee or any other party should be treated in the same manner and with the same care as letters or other official communications on Adviser’s letterhead. In addition, such communications are subject to the recordkeeping requirements under the Advisers Act, which generally mandates that such documentation be maintained by an adviser for a period of five years from the date the communication was created. Client complaints that are received by an employee electronically must immediately be forwarded to Adviser’s Compliance Officer.

Employees must take great care in preparing and sending both internal and external electronic communications. Certain electronic communications that are sent to more than one person (including Clients, prospective Clients, etc.) may be considered by the SEC to be advertisements that are subject to the marketing and advertising rules under the Advisers Act.

Electronic communications constituting or containing promotional material shall conform to the guidelines presented in Section V of the Compliance Policies and Procedures Manual. promotional material includes (1) any text of a standardized oral presentation, or any communication for publication in any newspaper, magazine or similar medium, or for broadcast over television, radio, or other electronic medium, which is disseminated or directed to the public concerning a futures account, agreement or transaction; (2) any standardized form of report, letter, circular, memorandum, or publication which is disseminated or directed to the public; and (3) any other written material disseminated or directed to the public for the purpose of soliciting a client account, agreement or transaction. Thus, the same care should be taken in creating an electronic communication as that which is taken when creating a new marketing or promotional piece.

Electronic communications constituting or containing promotional material shall be maintained by Adviser for a period of five years pursuant to Section XI of the Compliance Policies and Procedures Manual.

F-1

Adviser employees shall not communicate with the public or Adviser’s Clients in connection with Adviser’s business from any system that is not linked to Adviser’s network unless a copy of the communication is delivered to an address that is on or linked to Adviser’s network. Examples of such systems would include personal email accounts and other electronic messaging systems including text messages.

Adviser shall ensure that its electronic communications are maintained in accordance with the recordkeeping requirements under the Advisers Act, and is aware of the fact that such communications may be subject to inspection by the SEC or other regulatory authorities.

Adviser’s Compliance Officer (including, for purposes of this Electronic Communications Policy and Supervisory Procedures, any person designated by him or her) shall, on a periodic basis, but no less frequently than four times in each calendar year, select a specific date since the previous review and review a sample of electronic communications sent on that date. Such review is intended to identify not only inappropriate content but also to uncover information that may indicate a current or potential violation of any of Adviser’s compliance policies and procedures.

Adviser’s Compliance Officer shall document each such review with a memorandum to Adviser’s compliance file or any other method of memorializing the review which shall set forth the number of messages reviewed, whether any such message contained any statement that is inconsistent with the Adviser’s policies regarding communications with the public, and, if so, what steps were taken to ensure future compliance.

Employees are permitted to make reasonable personal use of the electronic communications systems to send or receive personal messages. However, such use should not interfere with Adviser’s business activities or involve a meaningful amount of employee’s time or Adviser’s resources. As always, all electronic communications, whether business or personal, must be appropriate in both tone and content. Employees should be aware that Adviser and its authorized agents have the right to access and obtain all electronic communications, including personal messages that employees send or receive through Adviser’s computers. The Adviser requires all personal devices be secured with a password. Employees will attest to this on a a no less than annual basis.

The Adviser prohibits the use of removable storage (e.g. attachable drives, flash drives). All USB ports of workstations have been disabled. The Adviser further prohibits the use of unapproved internet storage for Adviser data.

Adviser’s Compliance Officer shall, no less frequently than once every year, evaluate the effectiveness of Adviser’s Electronic Communications Policy and Supervisory Procedures and modify them as necessary.

F-2

APPENDIX G

POLICIES AND PROCEDURES DESIGNED TO

DETECT AND PREVENT INSIDER TRADING

A.            POLICY STATEMENT.

1.	Introduction. Schafer Cullen Capital Management, Inc. (SCCM) & Cullen Capital Management LLC, (CCM) collectively (“Adviser”) seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in Adviser by Clients is something we should value and endeavor to protect. To further that goal, the Policy Statement implements procedures to deter the misuse of material, nonpublic information in securities transactions.

2.	Prohibitions. Accordingly, officers and employees of Adviser (“Covered Persons”) are prohibited from trading, either personally or on behalf of others (including advisory Clients), on material, nonpublic information or communicating material, nonpublic information to others in violation of the law. This conduct is frequently referred to as “insider trading.” This policy applies to every Covered Person and extends to activities within and outside their duties at Adviser. Any questions regarding this policy should be referred to the Chief Compliance Officer of Adviser.

3.	General Sanctions. Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Sanctions may include a fine of up to the greater of $1,000,000 or three times the amount of profit gained or loss avoided and/or lengthy imprisonment. The SEC can recover the profits gained or losses avoided through the use of material, nonpublic information, a penalty of up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

4.	Insider Trading Defined. The term “insider trading” is generally used to refer to the use of material, nonpublic information to trade in securities (whether or not one is an “insider”) or to communicate material, nonpublic information to others. While the law concerning insider trading is not static, it is currently understood that the law generally prohibits:

a.	trading by an insider, while in possession of material, nonpublic information;

b.	trading by a non-insider, while in possession of material, nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated;

c.	recommending the purchase or sale of securities on the basis of material, nonpublic information;

d.            communicating material, nonpublic information to others; and

e.	providing substantial assistance to someone who is engaged in any of the above activities.

The elements of insider trading and the penalties for such unlawful conduct are described below. Any Covered Person who, after reviewing these Policies and Procedures, has any questions regarding insider trading should consult with the Chief Compliance Officer of Adviser. Often, a single question can forestall disciplinary action or complex legal problems.

5.	Rule 10b5-2. Rule 10b5-2 under the Securities Exchange Act of 1934 clarifies that a person who trades on material, nonpublic information received in three specified non-business situations has breached a duty of trust or confidence and is therefore liable under the so-called “misappropriation” theory under Rule 10b-5. The three specified situations are:

a.	when the person receiving the information has agreed to maintain the information in confidence;

b.	when the person communicating the material, nonpublic information and the person to whom it is communicated have a history or pattern of sharing confidences such that the recipient knows or reasonably should know that the person communicating the information expects that the recipient will maintain its confidentiality; and

c.	when a person receives material, nonpublic information from his or her spouse, parent, child or sibling (subject to a defense based on the parties’ past practices regarding maintaining confidences).

6.	Tender Offer. Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Covered Persons should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

7.	Contact the Chief Compliance Officer. To protect yourself, our Clients, and Adviser, you should contact the Chief Compliance Officer immediately if you believe that you may have received material, nonpublic information.

B.	PROCEDURES DESIGNED TO DETECT AND PREVENT INSIDER TRADING. The following procedures have been established to aid Adviser and all Covered Persons in avoiding insider trading, and to aid Adviser in preventing, detecting, and imposing sanctions against insider trading. Every Covered Person must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. Any questions about these procedures should be directed to the Chief Compliance Officer.

1.	Initial Questions. Before trading in the securities of a company about which a Covered Person may have potential inside information, the Covered Person, whether trading for himself or herself or others, should ask himself or herself the following questions:

a.	Is the Information Material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

b.	Is the Information Nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal or other publications of general circulation?

2.	Material and Nonpublic Information. If, after consideration of the above, any Covered Person believes that the information is material and nonpublic, or if Covered Person has questions as to whether the information is material and nonpublic, he or she should take the following steps:

a.            Report the matter immediately to the Chief Compliance Officer.

b.	Do not purchase or sell the securities either on the Covered Person’s own behalf or on the behalf of others.

c.	Do not communicate the information to anyone, other than to the Chief Compliance Officer.

d.	After the Chief Compliance Officer has reviewed the issue, the Covered Person will be instructed to continue the prohibitions against trading and communication, or he or she will be allowed to trade and communicate the information.

3.	Confidentiality. Information in a Covered Person’s possession that is identified as material and nonpublic may not be communicated to anyone, including persons within Adviser, except as otherwise provided herein. In addition, care should be taken so that such information is secure. For example, files containing material, nonpublic information should be sealed, access to computer files containing material, nonpublic information should be restricted and conversations containing such information, if appropriate at all, should be conducted in private.

4.	Assistance of the Chief Compliance Officer. If, after consideration of the items set forth in Section B.2., doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Chief Compliance Officer before trading or communicating the information to anyone.

5.	Reporting Requirement. In accordance with Adviser’s Code of Ethics, every Covered Person must arrange for the Chief Compliance Officer to receive duplicate copies of each periodic statement for each brokerage account in which such Covered Person has a beneficial interest.

C.            INSIDER TRADING EXPLANATIONS.

1.	Who is an Insider? The concept of “insider” is broad. It includes officers, directors and associates of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers and the employees of such organizations. In addition, Adviser may become a temporary insider. According to the United States Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential, and the relationship must at least imply such a duty before the outsider will be considered an insider.

2.	What is Material Information? Trading on inside information is not a basis for liability unless the information is material. “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. It need not be important that it would have changed the investor’s decision to buy or sell. No simple “bright line” test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any question about whether information is material to the Chief Compliance Officer.

Material information often relates to a company’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material.

Material information does not have to relate to a company’s business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the United States Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in The Wall Street Journal and whether those reports would be favorable or unfavorable.

3.	What is Nonpublic Information? Information is nonpublic until it has been effectively disseminated broadly to investors in the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters, The Wall Street Journal, or other publications of general circulation would be considered public.

2.	What are the Penalties for Insider Trading? Penalties for trading on or communicating material, nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: (a) civil injunctions; (b) treble damages; (c) disgorgement of profits; (d) jail sentences; (e) fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and (f) fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

APPENDIX H

SUPPLEMENTARY TRADING AND PORTFOLIO MANAGEMENT POLICIES AND PROCEDURES

Order Creation Procedures

1.	When the order is received, update all the relevant models and notify the platform account (i.e. model delivery) groups of model changes.

a.	If the order is for a new security, update the security information file in APX and re-import the sec.inf file into Moxy.

b.	If the security is for a foreign ordinary stock:

i.	Update the foreign stock file and price file. Dataport should also be updated with the F_Stub symbol if known.

ii.	Code the “Exchange” as 5 in the sec.file

c.            If Security is a Reg-S GDR:

i.	Ensuring that the security has been actively traded for at least one year via historical pricing records such as:

1. Bloomberg

2. Factset

3. IDC

    4. any other recognized data service

ii.	If security has not been actively traded for one year reject the order back to the portfolio manager

iii.	Retain pricing records along with daily trade file

d.	Check with PMs to see if any groups with similar strategies should be blocked with the order.

2.	Import trading groups to include new accounts invested earlier in the day

3.	Withdrawals pending for Clients should be taken out in Moxy to reflect the correct cash balance (after funds are really taken).

a.	In OTS, copy a month’s worth of transactions and sort by raise cash actions.

b.	Delete all other requests and filter for the groups being traded

c.	Check APX to see if cash was taken. NOTE: if taken on the same day as the order, import the a/c.

d.	For w/ds not yet taken, log out the amount in Moxy.

e.	If you noticed the w/ds that weren’t taken are quite old, e.g. 1 week past settlement, notify operations so they can inform the broker to remove the cash.

4.	Model the order in Moxy either through Allocation Strategy or Query (for more complicated orders).

a.	If the security is not currently owned, therefore not being priced, adjust price in Moxy.

b.	Always run target weight using Tactical Asset Wtg. MV.

c.	When the order is generated, ensure it is not blocked by broker (just one order)

d.	Print the restriction list and review all notes to ensure accounts are traded with any special instructions adhered to

e.	Check quantities to round up/down nearest 10. Remove accounts with zero targets if there are any. After making changes, sort but End % to ensure no typos were made (accurate % being bought)

f.	Unless selling completely: do not pare back or add to stocks where the change in position is less than 15 bps

g.	For these fee based a/c’s, round share quantities to over 50 (or at least 40) to avoid costly trades.

h.	If the order is a buy:

i.	Sort by % pre-allocated cash and get list of a/c's below the cash buffer determined by the PM (also look at the accounts with really high cash to ensure no w/ds were missed). If there are many low cash a/c’s, use the query instead. Close the order (leaving blocked in Moxy)

ii.	Use the raise cash list until no a/c’s are under the buffer.

iii.	Go back in the order to ensure all the accounts look fine cash wise.

i.	If the order is a sell to exit a position completely, run another query against all accounts to see who still owns it and follow up with PM to get the reasoning for excluding those accounts/groups.

j.	Once all is addressed, separate the order by the broker, put in a rotation (include Model Delivery groups) and start trading. If being traded away due to liquidity issues or urgency in trading, follow the trade away procedure.

k.	Note: if not rotated together, sales must be done WITH or BEFORE the buys to ensure cash is not an issue.

5.	If orders were modeled for a while and not actively traded, follow-up with PM for status and delete if necessary. If orders are to be traded after sitting in Moxy for a while, re-run the numbers against current prices and ensure cash is OK.

TRADING PROCESSES FOR SCCM

The trading department has the following processes in place to efficiently invest new accounts and additions that we are notified of in a timely manner. It also ensures that client requests such as restrictions, terminations, withdrawals and liquidations are processed. On T+1, trades are reconciled via the DTC reconciliation process and accounts are updated in APX with all trading activities. Outlines for each process are as follows:

TRADING PROCEDURES:

1.	New request notifications are received via the Order Tracking System (OTS) from the operations group.

A.	Each request details the date, portfolio code, trading strategy, amount to invest/liquidate, type of request and special notes if any (like restrictions).

B.	Notifications are processed in the order in which they are received with two exceptions:

i.	If there is more than one request for an individual broker, we typically block the accounts together and trade them all at once to obtain one average price for each trade

ii.	Clients for which we need the input of the Portfolio Managers.

OTS intra-day trading notification deadline is 2:30PM after which orders are processed on a best efforts basis.

Note: The OTS order status changes as the order goes through the workflow by the trading team. Once the status is changed to complete, the request is archived.

2.	The account(s) are then imported into Moxy and depending on the broker and strategy; are modeled against saved models that are pre-approved by the Portfolio Manager for each strategy. Restrictions, if any, are also added in Moxy.

3.	Orders are printed as trade tickets and are traded with the executing brokers. Note: some orders are held off from trading if they are competing orders being worked by other brokers.

A.            Trading systems used to execute orders are:

i.	FIX – direct FIX messaging from Moxy routed via Sungard and communicated to brokers.

ii.	Checkfree APL: multiple programs on this platform

iii.	Various propriety systems.

Note: shared system access information to these systems is located in our trading systems file.

4.	Once orders are executed, the prices are updated in Moxy and on trade tickets and the trades are allocated.

•	If any allocations are changed after execution, we obtain approval from our CCO.

5.            At EOD, trades are exported into the DTC Pending File for reconciliation on T+1.

RECONCILIATION PROCESSES:

1.	On T+1, trades are matched against the DTC confirms received from all brokers.

2.	Trades with discrepancies are researched and resolved.

3.	All trades are then posted into the client’s accounts on APX and a full import is done in Moxy.

I.	Trade tickets are then filed away.

EXCEPTIONS PROCESSING:

1.	Trade errors found on or after T+1 are corrected by making the client(s) whole. The error file in APX is updated and a trade error form is filled out for review by CCO.

2.	Involuntary corporate actions are processed within APX and voluntary actions are acted upon with APX being updated accordingly.

3.	System issues are addressed with our vendors as they arise and we continually try to maximize efficiency by improving and updating our systems.

4.	A daily report that shows the cash values and percentages for all accounts is reviewed for possible missed investments or low cash due to withdrawals or fees. Any outliers are researched and resolved.

5.	Custodial checks are done periodically to ensure client positions and cash in APX match the systems we trade with. This also acts a check against the reconciliation process within operations.

Periodically, portfolio group compositions reports are reviewed with the portfolio managers to address composition issues or model changes.

Trade Rotation Policy and Procedure

Policy:

The Adviser will use a trading rotation so that no one account, platform or group of accounts, receives preferential treatment or is disadvantaged upon execution. This policy will apply when an order is received which will affect multiple accounts or account groupings.

Procedure:

Upon receipt of an order from a portfolio manager for multiple accounts, which is meant to include any separately managed account group, mutual fund, platform accounts (i.e. model delivery accounts), hedge fund or incentive performance fee-based accounts, the trading group will determine trade rotation by using a random number generator algorithm. The trade rotation should be used to reduce market impact and ensure best execution.

1.	The trading group will determine the appropriate number of shares to be bought or sold and model the trade in the Adviser’s order management system.

2.	The order will be separated and blocked by broker. It should be noted that certain blocks may contain as few as one type or all depending upon the order and the underlying accounts that are participating in the order.

3.	After the trade has been modeled, the trading group will export the proposed order to a spreadsheet and assign a random number to each broker allocation using a random number generator algorithm.

4.	The spreadsheet will then be sorted by the random number assignment in ascending order creating the trade rotation.

5.	Trading will then use the rotation to submit trades to brokers.

6.	Trading will wait until each broker confirms full execution of the trade before submission of the next trade to the next broker in the rotation.

7.	In the case of certain platform trades where the broker does not have the ability to report prices and execution times or may not execute immediately, the trading group will group all such accounts at the end of the rotation.

The Adviser may make exceptions to the trade allocation policy if:

1.	Continuation would interfere with a best execution effort;

2.	There are outstanding orders prior to the receipt of the trade from portfolio management;

3.	Immediate execution may be in the best interest of the underlying Clients as a result of Market or other conditions;

4.	A broker may have limitations in their order entry system which may delay execution at other brokers or may disadvantage other accounts;

5.	Using an execution only broker for all or part of the transaction may be in the best interests of the underlying Clients.

Exceptions to the trade rotation will be documented on the order record.

Trade Away Procedures for SMAs

When rotating and trading orders for SMAs, we may trade the orders away from the directed broker if the orders are subject to the following conditions. This is to ensure the Clients receive the best possible execution under these circumstances.

•      Relatively low volume: better traded with market makers

•      Urgent order which needs to be completed with 1 or 2 days maximum per the

Portfolio Manager.

The trade away procedure is as follows:

•      Identify which programs can be traded away.

1. Avoid commission based programs. Ideally only wrap programs should be traded away. Commission-based programs should be included if best execution would not otherwise be achieved.

2. Only programs which grant trade away approval can be used.

•	Block these programs together and find an executing broker with a good offer – separate from rotation with the directed orders.

•	Commit the orders where possible to lock the accounts while the order is being executed (to prevent frozen a/c’s being pulled intraday)

•      Execute the order with our brokers and provide allocations EOD for comparison via ACT or DTC

1. Prices should be netted to reflect the commission for execution

•	Provide execution details to custodians by deadlines EOD and provide broker information for settlement. Follow directions as indicated in the trade away excel file.

•      Execute the order in Moxy vs. the executing broker code and price details.

DTC PROCESS

Trade date:

1. Update the portfolio cross reference (PCR) in DTC: Go through OTS/Moxy for all the new and resumed trading a/c’s, and update the $DTC001 (002, 003... for multiple a/c’s) label in APX; found in the custom tab of each a/c. Format for broker DTC can be found on the DTC account page in "S:\TRADING\Trade Support\MIS files\TS MIS.xls".

2. Go into Moxy and export all the trades into the pending file (MOXY - File à export data) after confirming all trades are allocated.

3. Go into APX, Interface, DTC, pending file and review and post all trades for which no DTC confirms are expected:

a. Managed a/c’s: Trades for certain broker codes (currently: bas2, con2, mcd, ubs and ubsacc) will have no confirms. These trades should be printed and posted (CTRL+T) and confirms checked the next day (e.g., pull confirms from APL and check to ensure they match)

b. Intl trades for discretionary a/c’s (e.g., chdintl, smcap) should be matched against the broker’s confirms (match NET and S/D) and these should be posted. Also, we do not receive confirms for options trades for smcap, so follow same process. Broker codes = clsa, bonyg, uobk, fox, deu, cnfr.

c. Close pending file and exit DTC interface

Note: your APX trader blotter will contain all the trades you posted.

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1. In APX, post the trades in your trader blotter.

2. Go to https://www.sungard.net/homepage.asp and log in (Log in information in the trading file)

3. Extract the confirms for the current date and unzip to the F:\APX3\dtc drive

4. Go into the DTC interface thru APX. Under blotter; choose convert DTC confirmations. The current date should automatically be populated and the new confirms and error confirms mode checked. Hit START.

5. Once the process is complete, take note of the confirms converted with errors.

6. Go into the error file and review all the confirms by approving the good ones into the review file and deleting the unnecessary confirms (sell-outs etc).

a.	(DTC) If the trades you see are buys and there is no portfolio code, then the a/c has to be updated. You can find the a/c code by looking up the last/first name or going into Moxy/pending file and looking for the trade. If there are a lot of trades for one a/c, update the PCR file and rerun the convert confirms. Otherwise, just type in the code and approve (Crtl+O)

b.	(BRK) If the trades are rejected because of the broker code not having the right DTC id in the security information file, then update unless it’s already populated and approve.

c.	(CUS) If the error is due to the cusip mismatch, update the security info file and approve.

d.	Any bond trades for CVF should be deleted i.e; cusips start with 912795/912828...

e.	Trades for a/c hedge a/c’s from Bear should be approved into the review file and affirmed only.

f.	Sale of stocks we would not keep and for which there is no DTC code should be deleted as they are pre-investment trades to fund the a/c’s.

g.	If there are any buy/sell trades w/o a code and does not apply to any of the above, it should be researched. Approve into DTC review (crtl+O) and review after.

7. In DTC, go to blotter and select “match review and pending match review file”. AFFIRM AND POST all the perfect and tolerance matched trades. Move onto the near match trades review.

a.	Any trades off by the commissions value should be affirmed and posted ONLY for brokers, Fidelity, Schwab, DR, TDW, Con, and retail a/c’s with exception to direct relationships. A note should be taken if the commissions are different from the following so we can update the schedule.

i. 8.95 for CS, 7.95 for FID and $12 for DR.

ii. Direct relationships for CS/FID: make sure the commission schedule matches Moxy or the trade is broker assisted before matching commission. If incorrect due to a/c coding issue, notify OPS. Unless broker assisted, commissions should be less than $19.95 for CS.

iii. For any discretionary broker, the commission schedule is 4 cps for stocks priced $20.00 and higher and 3 cps for anything under e.g bony, smithinst unless negotiated with a lower rate.

b.	If the trades are off by shares amounts; do NOT affirm and post from match file. Instead, sort the trades in both the review and pending files and check for multiple lots in the review file that adds up to the trade in the pending file. Once verified, delete the trade in the pending file and affirm and post the trades (various lots) in the review file (amend broker code to match Moxy’s code).

c.	If the trades are off by prices, verify it was imputed wrong in Moxy by checking the execution confirm and match broker. If not the case, do not match and ask broker about it.

d.	Once complete with the match file, take the #s for the unmatched confirmations (review file) and unmatched trades (pending file)

8. Go into the pending file and sort to your preference.

a.	If you did not receive confirms for a new a/c from any other broker, print, post, manually confirm and ask operations to have the broker to code with our institutional ID 73442 for future trades.

d.	If the trades are off by t/d, verify when exactly executed and match broker if correct by amending the t/d in the pending file (rerun match wizard). Otherwise, print and post pending trades, reject brokers’ confirms and instruct them to correct. Follow-up next day.

e.	If the confirms are missing because trading forgot to allocate, either print and post trades or delete in pending file and de-allocate in Moxy. Follow-up with broker to have them allocate as of.

f.	For smcap: tran codes in the review file (confirms) may need to be changed for shorts and covers in the pending file. If trade = ss in pending, amend from sl in review, if = cs in pending, amend from by in review, save and re-run match wizard.

g.	If there are a lot of trades for a specific intl security in the pending file, check the review file to see if the cusip did not translate. If it didn’t, update the sec.inf file after verification that it is correct and replace the cusip in the review file with the APX ticker, save and rerun the match wizard.

9. Go into the review file and sort by order easiest for you.

i.	Concentrate on trades that are for prior t/d and see why there are no matching trades in pending file.

1.	Could be due to missing fills in Moxy or unallocated trades. If this is the case, fill/allocate in Moxy and export to match. Note; t/d may need to be amended.

2.	Or it could be a broker’s liquidation of an a/c which closed yesterday. If this is the case, post only to your EMPTY trader blotter, change code from sl to lo and post (to help OPS close out the a/c’s).

3.	If the trades are for an a/c closed a while ago, reject trades and tell ops the broker needs to remove our dtc confirms.

ii.	Security type could be different so if you see ucus instead of csus or adus in the review file change to csus/adus and run match

iii.	Symbols could be different ONLY for positions so match up according to descriptions and pending trades from Moxy (see 3.G)

iv.	Trades could be done in error if not known by us so print copy, follow-up with broker and reject.

v.	Trades could be duped if confirms were already rec’d so print copy, follow-up with broker and reject.

vi.	If the broker made a mistake, due to price, commission, direction, symbol, share amount etc, print confirm and trade from pending file and follow-up w/broker. Reject the confirm and post the trade from pending file (Moxy trade).

Note: for every trade you asked the broker to amend on, make sure you follow up and receive amended confirms the next day. Your printouts should help you with this the next day.

10. Once the review file and pending file are clear, close out the DTC interface and post all trades in APX from the trader blotter.

11. Start import into Moxy after letting trading know. If pricing is not complete at the time of the import, make sure the price file is imported separately after the full import is complete.

12. Go into F:\APX3 and zip the affirm.aff file and log back into Sungard. Click on Upload confirms and send the affirm.zip file. Keep refreshing until you see the file was accepted. If it was rejected, it was probably, was sent unzipped or the zip file is too big. If this latter case, go into the affirm.aff file and cut and paste some of the earlier lines into the affirm.bak file and re-zip the affirm.aff file. Upload again and check status.

13. Ensure that all the trades (i.e, a/c’s not coded with DTC confirms, bas2/con2/ubsacc/mcd trades) are matched against the brokers confirms (get from their platform, e.g APL etc). Attach confirms to tickets.

14. Ensure that all pending issues are followed up with the broker and that you receive amended confirms the next day.

PRICING PROCEDURES

Securities primarily traded on a national or foreign securities exchange are valued at the last sales price on their primary exchange on the day of valuation or, if there has been no sale on such day, at the mean between the bid and asked prices. Securities primarily traded in the National Association of Securities Dealers Automated Quotation (“NASDAQ”) National Market System for which market quotations are readily available are valued using the NASDAQ Official Closing Price (“NOCP”). If the NOCP is not available, such securities are valued at the last sale price on the day of valuation, or if there has been no sale on such day, at the mean between the bid and asked prices. Any securities or other assets for which market quotations are not readily available are valued at fair value as determined in good faith by the Valuation Committee. The values for foreign securities are reported in local currency and converted to U.S. dollars using currency exchange rates at the time of valuation. Exchange rates are provided daily by recognized independent pricing agents. Below is a summary table of pricing agents and related logic utilized.

				Primary	Secondary
	Primary	Secondary	Tertiary	Pricing	Pricing
Security Type	Source	Source	Source	Logic	Logic
EQUITIES

U.S. Listed Equities	Bloomberg	IDC	Schafer Cullen	Close	Mean

U.S. OTC Equities	Bloomberg	IDC	Schafer Cullen	Close	Mean

Foreign Equities	Bloomberg	IDC	Schafer Cullen	Close	Mean

Listed ADR’s	Bloomberg	IDC	Schafer Cullen	Close	Mean

OTHER ASSETS

Options	Bloomberg	IDC	Schafer Cullen	Close	Mean

Non – Listed ADR’s/GDR’s	Bloomberg	IDC	Schafer Cullen	Evaluated Bid	Mean

EXCHANGE RATES

Exchange Rates	Bloomberg	IDC	N/A	4 P.M. EST	Mid

On a daily basis, all securities owned are downloaded by a proprietary Microsoft Access database application from Advent Portfolio Exchange, the Firm’s portfolio accounting software application. Security identifying information regarding any new securities is verified against Bloomberg to ensure related fields are correct. Once verified, the security file is queried against Bloomberg to pull closing prices, or in the absence of traded prices, the mean of the bid and the ask prices. If no such data exists, the field returns empty.

Our proprietary Microsoft Access database application is programmed to flag securities that did not receive a price or securities that experienced a significant price movement from the prior day. These circumstances are researched and resolved by the Firm’s Accounting team. If the security requires a manual price be entered, a member of the Accounting team enters it in the file after consultation with appropriate members of the Investment Team and Senior Management. All manual adjustments are archived and documented in the related database archives.

Once the pricing file has been reviewed and approved, the proprietary Microsoft Access database application feeds the data into Advent Portfolio Exchange, which then incorporates the prices into its pricing file archives.

APPENDIX I

INFORMATION SECURITY POLICY

Schafer Cullen Capital Management (“SCCM”) and Cullen Capital Management (“CCM”) (SCCM and CCM collectively, the “Adviser”) have implemented a separate Written Information Security Policy that reflects regulatory and industry guidance. The Information Security Policy (“Policy”) provides guidance on the Adviser’s procedures to minimize risks to information assets, including sensitive personal or proprietary data by safeguarding information against unauthorized use, disclosure or modification, and damage or loss. The Adviser’s Chief Information Security Officer oversees the maintenance and implementation of the Program and serves as the responsible officer for cybersecurity.

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APPENDIX J

Procedures for Use of Research Consultants

Schafer Cullen Capital Management, Inc. (the “Adviser”) monitors regulatory developments to ensure that its use of consultants remains consistent with industry best practices. Our policy includes the following key aspects:

1.	All consulting and "expert network" relationships must be approved by the Chief Compliance Officer prior to any due diligence calls or meetings. In addition, prior to engaging an individual consultant, the analyst must obtain approval to proceed with the call. The Chief Compliance Officer will consider a variety of information prior to granting approval, including (i) consultant's current and previous employers, (ii) consultant's background, (iii) the topic(s) to be discussed and (iv) the methods used to identify the consultant.

2.	Prior to approving an expert network provider, the Chief Compliance Officer will review the subject firm's compliance policies and procedures. This review process may include initiating a background check and/or requesting additional information, as appropriate, before approving any expert network or individual consultant.

3.	The Chief Compliance Officer will also ensure that the consultant has entered into an agreement, either directly with the Adviser or in the case of a consultant hired through an expert network, with the expert network, in which the consultant has agreed that it will not provide any material non-public information or otherwise breach any duty as a result of its communications with the Adviser. In all dealings with consultants, the Adviser employees must be cognizant of the principles, and follow the procedures, set forth in the Adviser’s Policies and Procedures Designed to Detect and Prevent Insider Trading. In addition, in order to avoid the inadvertent attainment of non-public information, the Adviser employees must follow the procedures set forth below.

4.	Employees are prohibited from discussion with any consultant who is an officer or director of a company in whose securities the Adviser is considering establishing a position or who has been an employee of such a company within the prior six months. Employees should note that these specific prohibitions do not address all situations in which a consultant could have material nonpublic information regarding a company in which the Adviser is interested. Employees should always be aware of the possibility that a consultant has material nonpublic information as a result of other relationships with a company. For example, a consultant could have obtained material nonpublic information as a result of:

a. Employment with another entity that has a relationship with such a company, such as a major customer or supplier of the company;

b. Employment or consulting services to a competitor; or

c. Activity in the same industry.

5.	In order to ensure that the Adviser does not become privy to any material non-public information (“MNPI”), employees shall use the provided script (below), or similar method of confirmation, when speaking with any consultant. If, despite all of the above precautions, it appears that a consultant has disclosed material non-public information, regardless of the source, the Adviser employee must immediately notify the Chief Compliance Officer and refrain from trading on the information or disclosing the information to anyone other than the Chief Compliance Officer.

6.	All discussions or meetings with consultants will be documented. Written notes will include the names of call participants, topics covered as well as the consultant's background and retained in a centralized location (electronic or non-electronic).

7.	Use of consultants will be monitored and reviewed.

a. Compliance will review meeting schedules and agendas.

b. The Chief Compliance Officer will periodically, both announced and unannounced, participate in specific due diligence calls and in-person meetings.

c. The Chief Compliance Officer will conduct a random review of research call notes.

d. Compliance will review, no less frequently than quarterly, a summary from accounting of payments made to consultants to ensure that all consultants utilized were, in fact, pre-approved.

SAMPLE COMPLIANCE SCRIPT FOR
CONSULTANT CALLS AND MEETINGS

Before speaking to any expert, you must read the following or similar text and obtain the confirmation described below.

Record all responses in your meeting notes.

Schafer Cullen Capital Management is seeking publicly available information on [industry or company subject]. Please confirm your compliance with the following regarding publicly available information by Schafer Cullen employees:

•	All of your remarks must represent information that is not specific to a particular company, or if it is, it is not “material non-public information” or otherwise would be considered confidential data.

•	You are not currently employed by, nor have any affiliations with, the company or companies being discussed.

•	A minimum of six months have lapsed since any of your prior employment or affiliations with the company or companies being discussed.

CONFIRMED ___ NOT CONFIRMED ___

If confirmation is obtained you may proceed. But if you suspect that the consultant has nonetheless provided you with material nonpublic information or information that is subject to a confidentiality obligation, as required under Schafer Cullen Capital Management’s insider trading policy do not trade on the information, notify the chief compliance officer immediately and do not disclose the information to anyone other than the chief compliance officer.

APPENDIX K

Employee Background Check Policy

Policy

Our employee background check policy helps us:

•	Get insight into candidate and employee backgrounds;
•	Ensure we hire reliable employees;
•	Verify candidate information for truthfulness and accuracy; and

•	Receive related updates regarding current employees’ behavior since hire date.

Scope

This policy applies to candidates who go through the Adviser’s hiring process and candidates who become employees.

Policy elements

Subject to local laws and the position under consideration, background checks may include:

•	Criminal records;
•	Bankruptcy and tax lien reports;
•	Verification reports (e.g. identity, previous employment, education, SSN, brokerage accounts); and
•	Reference checks.

Criminal record checks are essential if candidates are interviewing for positions where they will:

•	Represent the Adviser and deal with our clients or stakeholders;
•	Have access to sensitive and confidential information; and
•	Handle money and finances.

Procedures for candidates

We aim for a transparent hiring process that respects candidates’ rights; accordingly, hiring managers should follow these procedures:

•	When a conditional offer of employment has been made, hiring managers must 1) contact the candidates to explain the background check process, 2) provide written disclosure to the candidate stating an investigative report is being obtained for employment purposes, and 3) obtain written permission from the candidate to undertake the background check.

•	If candidates refuse, they will not be considered further for the position.

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•	If candidates permit, the background check results will be an additional determination for whether the candidate will be further considered for the position.

Procedures for existing employees

During the first quarter following each third full year work anniversary after hire date and each third year work anniversary thereafter, the Adviser’s Chief Compliance Officer will:

•	Contact each affected employee to remind the employee of the background check process;

•	Provide written disclosure to the employee that an investigative report is being obtained for continued employment purposes, and

•	Obtain written permission from the employee to undertake a background check.

Results and findings

Criminal records will not automatically disqualify candidates from the hiring process, unless they are convicted of serious criminal acts considering the number of criminal convictions for the same offense, time elapsed from the most recent criminal conviction, and how the criminal conviction relates to the position.

Hiring managers should keep the Adviser’s interests in mind when rating the seriousness of any issues background checks uncover, and they may contact candidates to discuss the results. If candidates provide satisfactory explanations to notable matters, they may still be hired.

Similar parameters will be considered for an existing employee of the Adviser, and the Adviser reserves the right to terminate any employee for such notable matters arising from background checks or refusal to comply with this Policy.

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